EXHIBIT 2


                          AGREEMENT AND PLAN OF MERGER

                                  by and among

                          EXCELSUS TECHNOLOGIES, INC.,

            CERTAIN INDIVIDUALS and the ENTITY named as "Principals,"

                             PULSE ENGINEERING, INC.

                                       and

                          PULSE ACQUISITION CORPORATION









                               Dated: May 23, 2001

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                          AGREEMENT AND PLAN OF MERGER

     AGREEMENT AND PLAN OF MERGER (hereinafter called this "Agreement"), dated as of May 23, 2001 by and among Excelsus Technologies, Inc., a California corporation (the "Company"), and the persons and entity who or which are signatories hereto (collectively, the "Principals" and individually, a "Principal"), Pulse Engineering, Inc., a Delaware corporation, ("Pulse") and Pulse Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Pulse ("Acquisition Corp.") (Pulse and Acquisition Corp. are sometimes each referred to as an "Acquisition Company" and sometimes collectively referred to herein as the "Acquisition Companies").

                                    RECITALS

     A. The Company is engaged in the business of developing, marketing, selling and distributing filters, splitters and other signal transmission related components, systems and test equipment for Digital Subscriber Line, Home Networking, and Residential Gateway applications.

     B. Each of the Principals is a shareholder of the Company and the Principals, in the aggregate, are the holders of approximately 52% of the issued and outstanding shares of capital stock of the Company.

     C. The respective Board of Directors of Acquisition Corp., Pulse, Pulse's ultimate parent corporation, Technitrol, Inc. ("Technitrol"), and the Company each has determined that it is in the best interests of their respective shareholders for Acquisition Corp. to merge with and into the Company upon the terms and subject to the conditions set forth herein.

     D. Defined terms are set forth in Article X and elsewhere throughout this Agreement.

                                    AGREEMENT

     In  consideration  of  the  representations,   warranties,   covenants  and
agreements contained herein, the Company, the Principals, Pulse and Acquisition Corp., intending to be legally bound, hereby agree as follows:

                                   ARTICLE I
                  THE MERGER; CLOSING; EFFECTIVE TIME; ARTICLES
                           OF INCORPORATION AND BYLAWS

     1.1 The Merger.  Subject to the terms and conditions of this Agreement,  at
         ----------
the Effective Time (as defined in Section 1.3) Acquisition Corp. shall be merged with and into the Company and the separate corporate existence of Acquisition Corp. shall thereupon cease (the "Merger"). The Company shall be the surviving corporation in the Merger (sometimes hereinafter referred to as the "Surviving Corporation") and shall continue to be governed by the laws of the State of California. The Surviving Corporation shall have the name "Excelsus Technologies, Inc." and shall succeed, without other transfer, to all of the rights and properties of Acquisition Corp. and shall be subject to all of the debts and liabilities of Acquisition Corp. in

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the same  manner as if the  Company  had itself  incurred  them.  The  corporate existence, franchises, rights, debts, duties and obligations of the Company, with its purposes, powers and objects, shall continue unaffected and unimpaired by the Merger.

     1.2 Closing. The closing of the Merger (the "Closing") shall take place (i)
         -------
at the offices of Latham & Watkins, 701 B Street, Suite 2100, San Diego, California 92101, at 10:00 a.m., local time, on July 2, 2001, or as promptly as practicable thereafter following the satisfaction of the conditions set forth in Sections 7.1(b) and 7.2(a) (the "Closing Date"), or (ii) at such other place and time and/or on such other date as the parties may agree, subject in all cases to Articles VII and VIII.

     1.3 Effective  Time.  Provided that this Agreement has not been  terminated
         ---------------
pursuant to Article VIII hereof,  as soon as practicable  following the Closing,
(i) a certificate of merger (the "Certificate of Merger") in substantially the form attached as Exhibit A hereto, shall be prepared in accordance with the DGCL, duly executed by the Company and Acquisition Corp. and thereafter delivered by Acquisition Corp. to the Secretary of State of the State of Delaware for filing as provided in the DGCL, and (ii) the Agreement and Plan of Merger and an Officer's Certificate from the Company and Acquisition Corp., respectively, certifying that the respective corporation had the authority to execute the Agreement and Plan of Merger, shall be delivered to the Secretary of State of the California for filing as provided in the CCC. The Merger shall become effective upon: (i) the filing of the Certificate of Merger (together with any other documents required by law to effectuate the Merger) with the Secretary of State of the State of Delaware or at such time thereafter as is provided in the Certificate of Merger, and (ii) the filing of the Agreement and Plan of Merger and the Officer's Certificates (together with any other documents required by law to effectuate the Merger) with the Secretary of State of the State of California (the "Effective Time").

     1.4  Articles of  Incorporation.  At the  Effective  Time,  the Articles of
          -------------------------
Incorporation of the Company, as in effect immediately prior to the Effective Time shall be the Articles of Incorporation of the Surviving Corporation until thereafter amended as provided by the CCC and such Articles of Incorporation; provided, however, that immediately after the Effective Time the Articles of Incorporation of the Surviving Corporation shall be amended and restated.

     1.5 By-Laws.  At the Effective  Time,  the Bylaws of Company,  as in effect
         -------
immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter amended; provided, however, that immediately after the Effective Time the Bylaws of the Surviving Corporation shall be amended and restated.

                                   ARTICLE II
                             DIRECTORS AND OFFICERS

     2.1 Board of Directors of the Surviving Corporation. At the Effective Time,
         -----------------------------------------------
each of the members of the Board of Directors of the Company immediately prior to the Effective Time shall submit his or her resignation and, concurrently with such resignations, the directors of Acquisition Corp. shall become the directors of the Surviving Corporation, each to

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serve  until  his or her  successor  has been duly  elected  and  appointed  and qualified or until his or her earlier death, resignation or removal.

     2.2 Executive Officers of the Surviving Corporation. At the Effective Time,
         -----------------------------------------------
each of the executive officers of the Company immediately prior to the Effective Time shall submit his or her resignation, and, concurrently with such resignation, the executive officers of Acquisition Corp. shall become the executive officers of the Surviving Corporation, each to serve until his or her successor has been duly elected and appointed and qualified or until his or her earlier death, resignation or removal.

                                  ARTICLE III
                            APPROVAL OF SHAREHOLDERS

     3.1 Meeting of Holders of Capital Stock.  Within thirty (30) days following
         -------------------------------------
the execution and delivery of this Agreement by all parties hereto, the Company shall call a meeting of the holders of the shares of its issued and outstanding Preferred Stock (the "Preferred Stock") and Common Stock (the "Common Stock") for the purpose of authorizing the conversion of each share of Preferred Stock into one (1) share of Common Stock, the Merger, this Agreement and the transactions contemplated by this Agreement. The Company's Board of Directors shall take all necessary actions under the Company's Bylaws and the CCC and consistent with the rights and powers of the holders of the Preferred Stock and Common Stock to convene the meeting(s) and recommend the conversion to the holders of the Preferred Stock and the Merger, this Agreement and the transactions contemplated hereby to the holders of the Common Stock. At the Company's meeting of Shareholders at which the Merger and this Agreement will be voted upon, each of the Principals agrees to vote all shares of Preferred Stock and Common Stock held by him or her for the approval of the Merger, this Agreement and all transactions contemplated by this Agreement. In addition, at the Company's meeting of holders of the Preferred Stock at which the conversion of the Preferred Stock will be voted upon, each of the Principals agrees to vote all shares of Preferred Stock held by him or her for the conversion of each share of Preferred Stock into one (1) share of Common Stock immediately prior to or at the Effective Time ("Preferred Stock Conversion").

                                   ARTICLE IV
               CONVERSION AND CANCELLATION OF SHARES IN THE MERGER

     4.1 Conversion  and  Cancellation  of Shares.  The manner of converting and
         -------------------------------------
canceling shares of the Company and Acquisition Corp. in the Merger shall be as follows:

          (a) At the Effective Time, the aggregate of all shares of the capital stock of the Company (the "Shares") issued and outstanding immediately prior to the Effective Time (other than Shares owned by the Acquisition Companies, or Shares owned directly or indirectly by the Company as treasury stock), all vested and unvested options for the purchase of shares of Common Stock of the Company, including such options that terminated unexercised prior to the Effective Time as a result of the merger ("Common Stock Options") (subject to the provisions of Section 4.1(d)(ii)), and all stock purchase warrants of the Company for the purchase of Shares ("Warrants") shall, by virtue of the Merger and without any action on the part of the holders thereof, be converted into the


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

     right to receive the merger consideration ("Merger Consideration"), which shall be determined as an aggregate of USD $87.5 million (the "Purchase Price") less USD $15 million and plus the Net Worth, if any, as provided for in Section 4.1(c). The Merger Consideration shall be allocated among the holders of Shares, Common Stock Options and Warrants as set forth in
     Section 4.1(d). Payment of the Merger Consideration shall be subject to the escrow provisions of Section 4.4 below.

          (b) Because the Funded Debt of the Company on the Closing Date will be paid at the Closing, the Pre-Closing Balance Sheet (as defined below) will set forth the amount of the Funded Debt of the Company on the Closing Date as shown on the pay-off letter(s) from the Company's lender(s), for purposes of the calculation in Section 4.1(c) of this Agreement. The Acquisition Companies will then pay such Funded Debt at the Closing (the "Funded Debt Payoff").

          (c)  The  Merger   Consideration   shall  be   increased   at  Closing
     dollar-for-dollar by the Interim Net Worth on the Closing Date. The Net Worth shall be determined on an interim and final basis as follows:

               (i) The "Interim Net Worth" shall be the Net Worth as set forth on a consolidated balance sheet for the Company estimated as of the Closing Date (the "Pre-Closing Balance Sheet"). The Company shall provide to the Acquisition Companies at least two (2) Business Days prior to the Closing Date a copy of the Pre-Closing Balance Sheet, which, except as otherwise provided herein, shall have been prepared in accordance with GAAP consistent with the Company's past practices (but only to the extent such past practices are consistent with GAAP). The Interim Net Worth shall be used to determine the Merger Consideration payable on the Closing Date.

               (ii) As  promptly  as  practicable  but not later than sixty (60)
                    days after the Closing Date, the Acquisition Companies shall cause to be prepared and delivered to the Shareholders' Agent a consolidated balance sheet of the Company as of the Closing Date (the "Closing Balance Sheet"), from which the Net Worth shall be computed. The Closing Balance Sheet shall have been audited by KPMG, LLP ("KPMG") and, except as otherwise provided herein, prepared in accordance with GAAP consistent with the Company's past practices (but only to the extent such past practices are consistent with GAAP). Upon reasonable notice, the Acquisition Companies will give the Shareholders' Agent and his designated accountant access to the premises of the Company, to its books and records and to the appropriate personnel of the Company for purposes of confirming the Closing Balance Sheet. Unless the Shareholders' Agent notifies the Acquisition Companies in writing that he disagrees with the Closing Balance Sheet within fifteen (15) days after receipt thereof, the Closing Balance Sheet shall

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                    be conclusive and binding on the  Acquisition  Companies and the Shareholders.  If the  Shareholders'  Agent notifies the
                    Acquisition   Companies  in  writing  of  the  Shareholders'
                    Agent's disagreement with the Closing Balance Sheet within such 15-day period, then the Acquisition Companies and the Shareholders' Agent shall attempt in good faith to resolve their differences with respect thereto within thirty (30)
                    days  after  the  Acquisition   Companies'  receipt  of  the
                    Shareholders' Agent's written notice of disagreement. Any dispute regarding the Closing Balance Sheet not resolved by the Acquisition Companies and the Shareholders' Agent within such 30-day period will be resolved by Arthur Andersen LLP (the "Final Audit Firm"). The Acquisition Companies, on the one hand, and the Company and the Principals, on the other hand, each represent and warrant to the other that neither it nor they nor their Affiliates currently have any material audit, advisory, tax or other relationship with the Final
                    Audit  Firm.  At  the  Closing,   each  of  the  Acquisition
                    Companies, on the one hand, and the Company and the Principals, on the other, will restate such representation and warranty as at the Closing Date. If, for any reason, any party is unable to make such a representation and warranty
                    as  at  the  Closing  Date,  the  Shareholders'   Agent  and
                    Acquisition Companies shall select such other Big Five or other accounting firm as they may agree to serve as the Final Audit Firm. The determination by the Final Audit Firm shall, except as otherwise provided herein, be based on GAAP consistent with the Company's past practices (but only to the extent the Company's past practices are consistent with
                    GAAP) and shall be made as promptly as possible, but in no event later than sixty (60) days after the date the Final Audit Firm was retained. Such determination of the Closing Balance Sheet (with such modifications therein, if any, as reflect such determination) by the Final Audit Firm shall be binding and conclusive upon the parties, which agree not to contest or appeal the same. The procedure set forth in this Subsection (ii) shall be the exclusive method for resolution of a dispute concerning the amount of the Net Worth under this Section 4.1(c). For the sake of clarity, the mediation and arbitration provisions under Section 11.8 hereof are not applicable to disputes under this Section 4.1(c). The fees and expenses of the Final Audit Firm shall be shared equally by the Acquisition Companies, on the one hand, and the Shareholders, on the other, and the fees of the Shareholders shall be paid from the Escrow Fund.

               (iii)The  foregoing  notwithstanding,   in  the  event  that  the
                    Interim Net Worth is less than the final Net Worth pursuant to Section 4.1(c)(ii), the Acquisition Companies shall deposit the difference in the Escrow Fund within five (5) days following the final determination of the Closing Balance Sheet pursuant to Section

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                    4.1(c)(ii) hereof, and the amount of such payment shall bear interest from the Closing Date to the date of payment at the same rate of interest as is earned on all funds deposited in the Escrow Fund (the "Earned Rate").

               (iv) In the event that the  Interim  Net Worth  exceeds the final
                    Net Worth, the Shareholders shall be severally and not jointly liable for the payment of the difference, and the amount of such payment shall bear interest from the Closing Date to the date of payment at the Earned Rate. Such payment shall be made to the Acquisition Companies solely from the Escrow Fund not more than five (5) days following the final determination of the Closing Balance Sheet pursuant to
                    Section 4.1(c)(ii) hereof.

               (v) The quality and valuation of the Inventory of the Company and the Subsidiaries as of the Closing shall be determined for purposes of calculating the Closing Balance Sheet pursuant to Section 4.1(c)(ii) as follows: (A) the value of the Inventory as of the Closing Date shall be determined from the books of the Company and the Subsidiaries in accordance with GAAP and the inventory policy set forth on
                    Schedule 4.1(c)(v) hereto; (B) a physical inventory shall be taken jointly by the Company and the Acquisition Companies and observed by KPMG on the Closing Date in accordance with the procedures attached to Schedule 4.1(c)(v); and (C) any disagreement regarding the value of the Inventory shall be resolved in the manner and at the time described in Section 4.1(c)(ii) hereof.

               (vi) The Company shall record a receivable or other asset on both the Pre-Closing Balance Sheet (which shall be reasonably estimated in good faith) and the Closing Balance Sheet on account of any Tax refund (or equivalent benefit through a reduction in Tax liability) resulting from: (i) the payment of the Merger Consideration, including but not limited to payments in cancellation of the Common Stock Options or Warrants; (ii) the exercise of Common Stock Options or Warrants subsequent to the date of this Merger Agreement; and (iii) the payment of any severance or other similar payments, including transfers of property, made by the Company or its Subsidiaries by reason of the transactions contemplated by this Agreement as if the items (i) through
                    (iii) above occurred within the period covered by the Pre-Closing Balance Sheet.

          (d) The Merger Consideration shall be divided at the Closing into three (3) parts - the amounts payable to the holders of (A) Shares; (B) Common Stock Options (including the holders of Common Stock Options which terminated unexercised prior to the Effective Time as a result of the Merger) and (C) Warrants. Schedule 4.1(d) sets forth the amount of the Merger Consideration that would be payable to the Persons in

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     each  category if, as of the Closing  Date:  (a) Net Worth was equal to USD
     $15 million and (b) except for the Preferred Stock Conversion, between the date hereof and the Closing Date, there is no increase or decrease in the number of outstanding Shares, Common Stock Options or Warrants and no such Options or Warrants are exercised. Schedule 4.1(d) shall be updated at the time of Closing to take account of the actual number of Shares, Common Stock Options and Warrants then outstanding and any adjustment to the Merger Consideration required under Sections 4.1(c) of this Agreement. The portion of the Merger Consideration to be shared by each group is as set forth below:

               (i) Shares. At the Effective Time, the Shares issued and outstanding immediately prior to the Effective Time (other than Shares described in Section 4.1(e)) shall, by virtue of the Merger and without any action on the part of Acquisition Corp., the Company, or the holder thereof, cease to be outstanding, be canceled, retired and converted into and become the right to receive that amount in U.S. Dollars determined by dividing the portion of the Merger Consideration payable on account of the Shares by the aggregate number of Shares. Except for such sums as may be deposited in escrow pursuant to the terms of the Escrow Agreement, such amount shall be distributed pro rata to the Shareholders of record in the proportion (the "Ownership Percentage") that the number of Shares issued and outstanding in the name of each such Shareholder immediately prior to the Effective Time bears to the total number of Shares issued and outstanding immediately prior to the Effective Time. The Shareholders of record of the Company as of the date of this Agreement are listed in Schedule 4.1(d), which Schedule shall be completed within fifteen (15) days after the date of execution hereof and updated on the Closing Date, as of the Effective Time.

               (ii) Common  Stock   Options.   At  the  Effective   Time,   each
                    outstanding Common Stock Option, and each Common Stock Option which is terminated unexercised prior to the Effective Time as a result of the Merger, vested or unvested, shall be canceled, and each holder of a Common Stock Option shall be entitled to receive, upon such cancellation of such Common Stock Option and in exchange therefor, from the Company the portion of the Merger Consideration payable to such holders of Common Stock Options an amount equal to the product of (x) the amount, if any, by which the Merger Consideration per Share exceeds the exercise price of such Common Stock Option, multiplied by
                    (y) the vested and unvested number of Shares subject to such Common Stock Option. At or before the Effective Time, the Company shall cause to be effected any necessary amendments to any plan or agreement pursuant to which any such Common
                    Stock Option has been issued to give effect to the provisions of this Section 4.1(d)(ii).

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                    Notwithstanding  the  foregoing,  to  the  extent  that  any payment under this Section 4.1(d)(ii) is made with respect to the unvested Common Stock Option, or an unvested portion of a Common Stock Option, to or for the benefit of a "disqualified individual" of the Company within the meaning of Section 280G(c) of the Code with respect to the Merger, the deduction for which, in the determination of the Company, may be disallowed by reason of Section 280G of the Code, such payment shall not be made unless and until such
                    payment   satisfies  the  exemption  set  forth  in  Section
                    280G(b)(5)(A)(ii) of the Code. The Company shall obtain the prior written consent of the Acquisition Companies as to the terms and the manner of effecting the provisions of this
                    Section 4.1(d)(ii), which consent shall not be unreasonably withheld or delayed.

               (iii)Warrants.  At the Effective Time, each outstanding  Warrant, whether or not then exercisable, shall be canceled, and each holder of a warrant shall be entitled to receive in exchange therefor from the portion of the Merger Consideration payable to the holders of Warrants an amount determined in the same manner as is set forth in Section 4.1(d)(ii) with respect to Common Stock Options. The Company shall obtain the prior written consent of the Acquisition Companies as to the terms and manner of effecting the provisions of this
                    Section 4.1(d)(iii), which consent shall not be unreasonably withheld or delayed.

          (e) At the Effective Time, each Share owned directly or indirectly by the Company as authorized but unissued or treasury stock or by any Subsidiary, and each Share issued and outstanding at the Effective Time and owned by any of the Acquisition Companies, or any direct or indirect subsidiary thereof, shall, by virtue of the Merger and without any action on the part of the holder thereof, cease to be outstanding, be canceled and retired without payment of any consideration therefor and cease to exist.

          (f) At the Effective Time, each share of common stock of Acquisition Corp. issued and outstanding immediately prior to the Effective Time shall be converted automatically into one share of Common Stock of the Surviving Corporation.

     4.2 Payment for Shares; Company Stock Options and Warrants.
         -------------------------------------------------------

          (a) Subject to the provisions of Section 4.4, immediately prior to the Effective Time, Pulse or its designee shall deliver to National City Bank of Cleveland, Ohio or other entity selected by the Acquisition Companies and agreed to by the Shareholders' Agent (the "Payment Agent"), the Merger Consideration, as adjusted pursuant to Sections 4.1(b) and (c) and net of the Escrow Fund, by means of a wire transfer of immediately available funds. The Payment Agent shall hold and disburse the Merger Consideration pursuant to the terms hereof (including, without limitation, the Escrow Agreement provided for in Section 4.4) and the terms of a Payment Agreement (the "Payment

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     Agreement")  to be  entered  into  prior to the  Effective  Time  among the
     Acquisition Companies and the Payment Agent.

          (b) As soon as reasonably practicable after the Effective Time, the Payment Agent shall mail to each holder of record of a certificate or certificates which, immediately prior to the Effective Time, represented outstanding Shares as set forth on Schedule 4.1(d), (the "Certificates"), which Shares were converted into the right to receive a portion of the Merger Consideration pursuant to Section 4.1(d), a letter of transmittal and instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration. The letter of transmittal shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Payment Agent and shall be in such form and have such other provisions as the Acquisition Companies and the Company may reasonably specify. Upon surrender of a Certificate for cancellation to the Payment Agent, together with such letter of transmittal duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor a check representing the holder's pro rata portion of the Merger Consideration then being distributed, as set forth in Schedule 4.1(d); provided, however, that if such portion of the Merger Consideration is at least $100,000, such payment shall be made by wire transfer of immediately available funds. The holders shall also be entitled to receive the holder's pro rata portion of any amount remaining in the Escrow Fund created pursuant to Section 4.4 at such time as the Escrow Fund is distributed in accordance with the Escrow Agreement. The Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Shares which is not registered in the transfer records of the Company, payment of the Merger Consideration may be made to a transferee if the Certificate representing such Shares is presented to the Payment Agent accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this
     Section 4.2, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive, upon such surrender, that portion of the Merger Consideration as contemplated by this Section
     4.2. No interest shall be paid on the Merger Consideration.

          (c) After the Effective Time, the Payment Agent shall follow the same procedure described in Section 4.2(b) with respect to the surrender of certificates or agreements representing Common Stock Options and Warrants. The right to receive the portion of the Merger Consideration attributable to any surrendered Common Stock Option or Warrant shall be transferable only to the Persons and under the circumstances that such Common Stock Option or Warrant was transferable pursuant to its terms and subject to satisfactory evidence of such transfer.

          (d) Neither the Acquisition Companies nor the Company shall be liable to any holder of Shares for cash delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

          (e) In the event that any Certificate for Shares, Common Stock Option or Warrant shall have been lost, stolen or destroyed, the Payment Agent shall issue in exchange therefor, upon the making of an affidavit of that fact by the holder thereof, such portion of the Merger Consideration as may be specified pursuant to this Agreement; provided, however, that the Acquisition Companies or the Payment Agent may, in their or its discretion, require as a condition precedent thereto the delivery of a suitable bond or indemnity.

          (f) All Merger Consideration paid upon the surrender for exchange of Shares, Common Stock Options or Warrants in accordance with the terms hereof shall be deemed to have been paid in full satisfaction of all rights pertaining to such Shares, Common Stock Options or Warrants. After the Effective Time, all Certificates, Common Stock Options or Warrants presented to the Surviving Corporation shall be canceled and exchanged, as provided in this Section 4.2.

          (g) Any portion of the Merger Consideration which remains undistributed to the holders of Shares, Common Stock Options or Warrants for one (1) year after the Effective Time (other than amounts held in the Escrow Fund and any amounts held in Escrow Fund for one (1) year after the remainder of the Escrow Fund has been distributed) shall be delivered to Pulse, upon demand, and any holders of Shares, Common Stock Options or Warrants who have not theretofore complied with this Section 4.2 shall thereafter look only to Pulse for the Merger Consideration to which they are entitled.

          (h) The Payment Agent, at the direction of the Surviving Corporation, shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of Shares, Common Stock Options or Warrants such amounts as the Surviving Corporation is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the "Code"), or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by the Payment Agent or Surviving Corporation and paid by the Payment Agent or Surviving Corporation to the appropriate governmental entity, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Shares, Common Stock Options or Warrants in respect of which such deduction and withholding was made.

          (i) The provisions of this Section 4.2 shall also apply to Company Dissenting Shares (as hereafter defined) that lose their status, as such, effective on the date of loss of such status, and the holder of such Shares shall be entitled to receive in exchange for such Shares the portion of the Merger Consideration to which such holder is entitled pursuant to Section
     4.1 hereof.

     4.3 Shares of Dissenting Holders.
         -----------------------------

          (a) Notwithstanding anything to the contrary contained in this Agreement, any holder of Shares with respect to which dissenters' rights, if any, are granted by reason of the Merger under the CCC and who perfects such rights in accordance with the procedures set forth in the CCC ("Company Dissenting Shares") shall not be entitled to receive any Merger Consideration pursuant to Section 4.1, but shall be entitled to receive payment of the appraised value of such Shares held by such holder in accordance with the provisions of Section 1300 of the CCC. The Shares of any holder who fails to perfect dissenters' rights under the CCC, or any Shares that subsequently lose such status, shall thereupon be deemed to have been converted, as of the Effective Time, into the right to receive that portion of the Merger Consideration pursuant to Section 4.1 payable with respect thereto.

          (b) Any payments relating to Company Dissenting Shares shall be made solely by the Surviving Corporation, and no funds or other property have been or will be provided by the Acquisition Companies for such payment. The Company shall give the Acquisition Companies (i) prompt notice of any demands received by the Company for the payment of fair value for Shares, withdrawals of such demands and any other instruments served pursuant to the CCC and received by the Company which relate to such demand for appraisal, and (ii) the right to participate in all negotiations and proceedings with respect to such demands. The Company shall not, except with the prior written consent of the Acquisition Companies, voluntarily make any payment with respect to any demands for appraisal of Shares or offer to settle or settle any such demands.

     4.4 Escrow  Agreement.  At the Effective  time, the  Acquisition  Companies
         -----------------
shall deliver to National City Bank of Cleveland, Ohio or other entity selected by the Acquisition Companies and agreed to by the Shareholders' Agent (the "Escrow Agent") the sum of $15 Million Dollars ($15,000,000) (the "Escrow Fund") to be held by it in escrow and disbursed at the times, in the amounts, to the Persons and upon the occurrence of the events set forth in the Escrow Agreement to be entered into at the Closing among the Escrow Agent, the Shareholders' Agent and Pulse. The Acquisition Companies shall add to the Escrow Fund such additional sums as may be required by the terms of Section 4.1(c)(iii).

     4.5 Transfer of Shares  After the  Effective  Time.  No transfers of Shares
         ----------------------------------------------
shall be made on the stock transfer books of the Surviving Corporation at or after the Effective Time. If, after the Effective Time, certificates representing Shares are presented to the Surviving Corporation, they shall be canceled and exchanged for their applicable portion of the Merger Consideration.

                                   ARTICLE V
                         REPRESENTATIONS AND WARRANTIES

     5.1  Representations  and  Warranties  of  the  Principals.   Each  of  the
          -----------------------------------------------------
Principals, severally, and not jointly, hereby represents and warrants to the Acquisition Companies as set forth below, provided that certain representations and warranties are explicitly qualified by reference to the disclosure schedules attached hereto (each a "Schedule" and collectively the "Schedules"). Disclosure of any matter, item, fact or exception on any Disclosure Schedule shall be deemed to be disclosure of such matter, item, fact or exception on all other applicable Disclosure Schedules; provided that the Principals shall use their best efforts to insert appropriate cross references on their disclosure schedules to other schedules or disclosure documents containing relevant information. After the date of this Agreement, Principals shall have the right to update the Disclosure Schedules, from time to time, based on the occurrence of events after the date of this Agreement through the date immediately prior to the Closing Date, in order to maintain the truth and accuracy of the representations and warranties made by the Principals in this Agreement, and the Acquisition Companies shall have the right at any time prior to the Closing to terminate this Agreement without liability and without giving rise to any claim or cause of action by the Company, or any Shareholder or other Person if, in the reasonable judgment of the Acquisition Companies, such updating constitutes or creates a material change in the disclosures made; provided that the Acquisition Companies shall not have the right to terminate with respect to any amendment or modification of a schedule to which they consent in writing in advance.

          (a) Ownership of Shares. Except as described on Schedule 5.1(a), (i) such Principal is the legal and beneficial owner of the number of Shares listed opposite, his, her or its name on Schedule 5.1(a), and (ii) the Shares so listed are free and clear of all Encumbrances, and will be free and clear of Encumbrances on the Effective Date.

          (b) Power, Authorization and Enforceability of Agreement. Such Principal has the legal capacity to execute and deliver this Agreement, to perform his, her or its obligations hereunder and to consummate the transactions contemplated hereby with respect to such Principal. This Agreement has been, and all other agreements, documents and instruments required to be delivered by such Principal pursuant to the provisions hereof (the "Principal Documents") have been, and at the Effective Time will be, duly executed and delivered by such Principal and this Agreement constitutes, and such of the Principal Documents, when executed and delivered will constitute, the legal, valid and binding obligations of such Principal enforceable against such Principal in accordance with its respective terms, except as enforcement may be limited by debtor relief laws or equitable principles relating to the granting of specific
     performance  and  other   equitable   remedies  as  a  matter  of  judicial
     discretion.

          (c) Compliance with Other Instruments and Regulations. Except as disclosed on Schedule 5.1(c), the execution and delivery by such Principal of, and the performance by such Principal of his, her or its respective obligations under, this Agreement and the Principal Documents and the consummation of the transactions contemplated hereby and thereby with respect to each such Principal do not violate, conflict with, result in any breach of, or constitute a default under (or with the giving of notice or the passage of time or both, violate, conflict with or constitute a default under), (i) any Regulation that is applicable to such Principal, (ii) any mortgage, lease, indenture, agreement, contract or other instrument, document or understanding, oral or written, to which such Principal is a party or by which such Principal is bound or has rights or
     (iii) any judgment order or award of any court, board or arbitrator binding upon such Principal.

          (d) No Third Party Options. There are no existing agreements, rights of first refusal, pending divorce Actions, judgment orders, options, contracts or rights with, of or to any Person to acquire any of the Shares owned by any Principal from such Principal, nor has such Principal pledged, assigned or transferred any such Shares, or any right or interest therein or entered into any agreement to pledge, assign or transfer any such Shares, or any right or interest therein, except as provided in this Agreement.

          (e) Brokers and Finders. None of the Principals has employed any broker or finder or incurred any liability for any fees or commissions with respect to the sale of such Principal's Shares as contemplated herein.

     5.2  Representations  and  Warranties  of the Company.  The Company  hereby
          ------------------------------------------------
represents and warrants to the Acquisition Companies as follows, provided that certain representations and warranties are explicitly qualified by reference to the Schedules. Disclosure of any matter, item, fact or exception on any Disclosure Schedule shall be deemed to be disclosure of such matter, item, fact or exception on all other applicable Disclosure Schedules; provided that the Company shall use its best efforts to insert appropriate cross references on its disclosure schedules to other schedules or disclosure documents containing relevant information. After the date of this Agreement, Company shall have the right to update the Disclosure Schedules, from time to time, based on the occurrence of events after the date of this Agreement through the date immediately prior to the Closing Date, in order to maintain the truth and accuracy of the representations and warranties made by the Company in this Agreement, and the Acquisition Companies shall have the right at any time prior to the Closing to terminate this Agreement without liability and without giving rise to any claim or cause of action by the Company any Shareholder or other Person if, in the reasonable judgment of the Acquisition Companies, such updating constitutes or creates a material change in the disclosures made; provided that the Acquisition Companies shall not have the right to terminate with respect to any amendment or modification of a schedule to which they consent in writing in advance.

          (a) Existence and Qualification: Power: Compliance With Laws. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California. The Company is duly qualified to transact business, and is in good standing, in its jurisdiction of organization and each other jurisdiction in which the conduct of its business or the ownership or leasing of its properties makes such qualification necessary, except where the failure to so qualify and to be in good standing would not have a Material Adverse Effect (as hereinafter defined) on the Company. The Company has all requisite corporate power and corporate authority to conduct its business as conducted on the date hereof, to own and lease its properties as owned or leased on the date hereof, and to execute and deliver this Agreement and consummate the transactions contemplated hereby; all requisite approvals from the Board of Directors of the Company have been duly and lawfully obtained as of the date hereof. Attached as Schedule 5.2(a) are complete and correct copies of the Company's Articles of Incorporation and By-Laws, as amended to date. The Company's Articles of Incorporation and By-Laws, as so delivered, are in full force and effect.

          (b) Subsidiaries.


               (i) Schedule 5.2(b) hereto correctly sets forth the names, the forms of legal entity, jurisdictions of organization, chief executive offices and principal places of business of all subsidiaries of the Company (each a "Subsidiary" and together the "Subsidiaries"). Except as described on
                    Schedule 5.2(b), neither the Company nor any Subsidiary owns any capital stock or equity interest in any other entity. Except for a single share of the Hong Kong subsidiary owned by T. Anthony Meier, which is being transferred to a designee of Pulse at the Closing, all of the issued and outstanding shares of capital stock, or all of the units of equity interest, as the case may be, of each Subsidiary are owned of record and beneficially by the Company, and all such shares or equity interests so owned are duly authorized, validly issued, fully paid and nonassessable, and were issued in compliance with all `applicable state, federal and foreign securities and other laws, and are owned free and clear of all Encumbrances. No Subsidiary has any shares of capital stock or units of equity interest authorized and/or reserved for issuance. There are no preemptive rights or any outstanding subscriptions, options, warrants, rights (including any form of "poison pill" rights), convertible securities or other agreements or commitments of any kind to which any Subsidiary is a party or is bound relating to the issued or unissued capital stock, units of equity interest or other securities of any Subsidiary.

               (ii) Each  Subsidiary is a legal entity of the form described for that Subsidiary on Schedule 5.2(b), duly organized, validly existing, and in good standing under the laws of its jurisdiction of organization, is duly qualified to do business as a foreign organization and is in good standing as such in each jurisdiction in which the conduct of its business or the ownership or leasing of its properties makes such qualification necessary, except where the failure to so qualify and to be in good standing would not have a Material Adverse Effect on the Company.

               (iii)Each  Subsidiary  has all  requisite  power and authority to conduct its business and to own and lease its properties in each jurisdiction in which it operates as of the date hereof and will operate as of the Effective Time. The Company has delivered to Acquisition Corp. complete and correct copies of the Articles of Incorporation and

                    By-laws, and other similar organizational documents, as amended to date, respecting each Subsidiary. The Articles of Incorporation and By-laws, and other organizational documents of the Subsidiaries, as so delivered, are in full force and effect.

          (c) Authorized Capital. The authorized capital stock of the Company consists of: (i) 40,000,000 shares of Common Stock, of which 5,222,869 shares of Common Stock are issued and outstanding, and (ii) 10,000,000 shares of Preferred Stock, of which 1,000,000 shares are designated as Series A Preferred Stock and 1,100,000 will be so designated as of the Effective Time. 1,100,000 shares of Series A Preferred Stock are issued and outstanding. No other class or series of Preferred Stock is authorized or outstanding. All of the outstanding Shares of capital stock have been duly authorized and are validly issued, fully paid and nonassessable and are held by the persons in the amounts set forth in Schedule 4.1(d). Schedule 5.2(c) lists all stock options, warrants and other securities convertible into or exchangeable for shares of capital stock of the Company and their respective exercise prices. All Common and Preferred Stock, Common Stock Options, Warrants and securities convertible into or exchangeable for Shares have been offered, sold and issued in full compliance with all applicable federal and state laws and regulations governing the offer and sale of securities. Except as set forth in Schedule 5.2(c), there are no preemptive rights or any outstanding subscriptions, options, warrants, rights (including any form of "poison pill" rights), convertible securities or other agreements or commitments of any kind to which the Company is a party or is bound relating to the issued or unissued Common or Preferred Stock or other securities of the Company or any of its Subsidiaries. Except as set forth in Schedule 5.2(c), there are no accrued or cumulated dividends on any of the shares of capital stock of the Company or any of the Subsidiaries. After the Effective Time, the Surviving Corporation shall have no obligation to issue, transfer or sell any shares of capital stock of the Surviving Corporation pursuant to any Common Stock Option, Warrant right or other security which has been issued or granted on or before the Effective Time.

          (d) Authority; Compliance With Other Agreements and Instruments and Government Regulations. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by the Company have been duly authorized by all necessary corporate action, except for approval by the holders of Preferred Stock and Common Stock, and do not:

               (i) require any consent or approval not heretofore obtained of any director, in such person's capacity as such, or creditor of the Company or any other entity;

               (ii) violate or  conflict  with any  provision  of the  Company's
                    Articles of Incorporation or By-Laws;

               (iii)except as set forth on Schedule  5.2(d),  result in a breach of, constitute a default under or cause or permit the triggering of any payment or obligations pursuant to, any of the Company's or any

                    Subsidiary's Employee Plans existing on the date of this Agreement or any grant or award made under any of the foregoing;

               (iv) result in or  require  the  creation  or  imposition  of any
                    Encumbrance upon or with respect to any property now owned or leased by the Company or any Subsidiary;

               (v) violate any requirement of any Regulation applicable to the Company or any Subsidiary; or

               (vi) except as set forth on Schedule  5.2(d),  result in a breach of, constitute a default under, or otherwise give any contracting party additional rights or compensation under, or cause or permit the acceleration of any obligation owed under, any indenture or loan or credit agreement, note, deed, instrument, lease, security agreement, mortgage, commitment or any other contract to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary or any of their property is bound or affected.

          (e) No Governmental Approvals Required. Other than (i) the filings provided for in Section 1.3, (ii) filings under the HSR Act, and (iii) those as are set forth on Schedule 5.2(e) (collectively, the "Company Regulatory Filings"), no authorization, consent, approval, order, license or permit from, or filing, registration or qualification with, any government or governmental agency is required to authorize or permit the execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby.

          (f) Financial Statements. The Company has furnished to Acquisition Corp. the audited consolidated balance sheets, statements of income and statements of cash flow from inception of the Company through December 31, 2000 (collectively the "Audited Financial Statements") and unaudited consolidated balance sheets, income statements and statements of cash flows as of and for the three (3) month period ended March 31, 2001 (the "Interim Financial Statements") (the Audited Financial Statements and the Interim Financial Statements, including the notes thereto, are sometimes collectively referred to as the "Financial Statements"). Except as disclosed in the Financial Statements, as of their respective dates, the Financial Statements (i) are in accordance with the Books and Records of the Company and the Subsidiaries, (ii) were prepared in accordance with GAAP, and (iii) fairly present in all material respects, the consolidated financial position, results of operations and cash flows of the Company and the Subsidiaries as of the dates and for the periods covered thereby, subject, in the case of the Interim Financial Statements, to normal year-end accruals and audit adjustments, none of which are expected to be material, and the absence of footnotes.

          (g) Absence of Certain Changes: No Other Liabilities. Except as disclosed on Schedule 5.2(g), from December 31, 2000, the Company and its Subsidiaries have: (i) conducted their respective businesses only in, and have not engaged in any transaction other than according to, the ordinary and usual course of such businesses consistent with past practice; and (ii) not engaged in any of the activities described in
     Section 6.1 hereof (other than Section 6.1(a) which shall have been complied with and Schedule 6.1). Since December 31, 2000 there has not been any Material Adverse Effect or Material Adverse Change, any declaration, setting aside or payment of any dividend or other distribution with respect to the capital stock of the Company or any Subsidiary, any material change by the Company or any Subsidiary in the accounting principles, practices or methods applicable to it, or any damage to or destruction or loss of any material Asset of the Company or any Subsidiary, whether or not covered by insurance. Neither the Company nor any Subsidiary has any Liability which is required to be reflected in the Financial Statements in accordance with GAAP and which is not so reflected or disclosed in the Financial Statements, except for (x) any Liability incurred after December 31, 2000 in the ordinary course of business and which is substantially offset in amount by rights or assets relating to such Liability, and (y) any Liability that is set forth on Schedule 5.2(g).

          (h) Brokers and Finders, Attorneys, Accountants and Other Professionals. Except as disclosed on Schedule 5.2(h), neither the Company nor any of its Subsidiaries has employed any broker or finder, attorney, accountant, appraiser or other professional advisor, or incurred any liability for any fees, commissions or other compensation to any such Persons in connection with the transactions contemplated herein (the "Professional Fees"). All Professional Fees described on Schedule 5.2(h) have been or will be paid on or before the Effective Time.

          (i) Actions.  Except for those  matters set forth on Schedule  5.2(i),
     (i) there are no Actions (A) pending as to which the Company or any of its Subsidiaries have been served or have received notice, or (B) to the knowledge of the Company, threatened in writing against or affecting the Company or any of its Subsidiaries or any property of any of them, and (ii) there is no reasonable basis, to the knowledge of the Company, for any Action against or affecting the Company or any of its Subsidiaries or any property of any of them. No Action involving product liability or allegations that any product designed, manufactured or sold by the Company or any Subsidiary has been defective or improperly designed or manufactured has been instituted or, to the Company's knowledge, threatened against the Company or any Subsidiary. Except as disclosed on Schedule 5.2(i), there is no pending, or to the Company's knowledge, threatened recall or investigation of any product sold by the Company or any Subsidiary. To the Company's knowledge, there are no facts that would give rise to any such Actions. Based on an inquiry made of each current officer and director, none of them has knowledge of any claim by him or her against or with respect to the Company.

          (j) Binding Obligations. This Agreement will, when executed and delivered by the Company, constitute the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforcement may be limited by debtor relief laws or equitable principles relating to the granting of specific performance and other equitable remedies as a matter of judicial discretion.

          (k) Material Contracts. Schedule 5.2(k) lists each Contract to which the Company or any Subsidiary is a party or to which the Company, any Subsidiary, or any of their respective properties is subject or by which any thereof is bound, that is deemed a

     Material Contract (as defined in the next succeeding sentence) under this Agreement. Each such Contract was entered into in the ordinary course of business. A Material Contract for the purposes of this subsection (k) is each contract that (A) after December 31, 2000 obligates the Company or any Subsidiary to pay an amount of $75,000 or more, (B) has a term expiring beyond December 31, 2001, (C) contains a covenant not to compete, (D) provides for the extension of credit other than in the ordinary course of business and other than consistent with normal credit terms, (E) limits the ability of the Company or any Subsidiary to conduct its business, including as to manner or place, (F) provides for a guaranty or indemnity by the Company or any Subsidiary, (G) grants a power of attorney, agency or similar authority to another person or entity, (H) contains an option or a right of first refusal, (I) contains a right or obligation of or to any Affiliate, officer or director, or of the Company or any Subsidiary, including, without limitation, agreements, commitments or arrangements pursuant to which any amounts may become payable by the Company or any Subsidiary (whether currently or in the future) to current or former officers, directors or employees of the Company or other Persons as a result of the change of control of the Company as contemplated by this Agreement, (J) constitutes a collective bargaining agreement or provides for severance benefits to any officer, director or employee of the Company or any Subsidiary, (K) relates to product distribution, (L) involves joint marketing or product development, (M) relates to manufacturing, evaluation or testing or regulatory compliance by other parties with respect to products of the Company or its Subsidiaries, (N) involves an order by any government entity relating to the testing, manufacture, registration, labeling, marketing or sale of products developed, manufactured, marketed or sold by the Company or its Subsidiaries, (O) is a joint venture or partnership agreement or arrangement, (P) is a material consignment or similar agreement relating to inventory or equipment, (Q) represents a contract upon which the business of the Company or any Subsidiary is materially dependent, (R) any agreement to acquire shares of capital stock of the Company from former officers, directors, consultants or other Persons or (S) was not made in the ordinary course of business and consistent with the Company's past custom and practices. True, correct and complete copies of the Contracts appearing on Schedule 5.2(k), including all amendments and supplements, have been delivered or made available to Acquisition Corp. Schedule 5.2(k) designates each Contract for which a Consent is required to execute this Agreement or consummate the transaction contemplated by this Agreement. Each Contract is valid and in full force and effect; the Company or the applicable Subsidiary and each other party to the Contract have duly performed all its obligations thereunder to the extent that such obligations to perform have accrued; and no breach or default, alleged breach or default, or event which would (with the passage of time, notice or both) constitute a breach or default thereunder by the Company or any Subsidiary, as the case may be (or, to the knowledge of the Company, any other party or obligor with respect thereto), has occurred or as a result of this Agreement or its performance will occur. Neither the Company nor any Subsidiary has any subcontract, non-disclosure or other agreement  with any  subcontractor  or  supplier.  Except  as set  forth on
     Schedule 5.2(k), to the Company's knowledge, consummation of the transactions contemplated by this Agreement will not (and will not give any person a right to) terminate or modify any rights of, or accelerate or augment any obligation of the Company or any Subsidiary under, any of the Material Contracts so listed.

          (l) No Other Agreements to Sell the Shares or Assets. Except as described on Schedule 5.2(l), neither the Company nor any Subsidiary has any legally enforceable commitment or legal obligation, absolute or contingent, to any other Person other than Pulse and Acquisition Corp., to sell, assign, transfer or effect a sale of any of the Shares, any security convertibles into the capital stock of the Company, any capital stock or equity investment in any Subsidiary, or any of the Assets of the Company or any Subsidiary (other than Inventory in the ordinary course of business), to effect any merger, consolidation, liquidation, dissolution or other reorganization of the Company or any Subsidiary, or to enter into any agreement or cause the entering into of an agreement with respect to any of the foregoing.

          (m) Title and Condition of Assets. Schedule 5.2(m) includes a correct and complete list of all material Fixtures and Equipment owned, leased or used by the Company and its Subsidiaries on the date of this Agreement. Except as described in Schedule 5.2(m), (i) the Company and its Subsidiaries have title (or are the lessees or the licensees of certain Fixtures and Equipment) to all of the Assets (including, without limitations, the inventory of the Company and its Subsidiaries and the Fixtures and Equipment identified in Schedule 5.2(m)), free and clear of all Encumbrances, and (ii) the Fixtures and Equipment identified on
     Schedule 5.2(m) are in good operating condition and repair (subject to normal wear and tear) and are sufficient to permit the Surviving Corporation to conduct the Business as now conducted. Except as set forth on Schedule 5.2(m), no Shareholder of the Company has any interest in any of the Assets owned or used by the Company.

          (n) Real Property. Neither the Company nor its Subsidiaries own any Real Property. Schedule 5.2(n) constitutes a complete and correct list of all Real Properties leased by the Company or its Subsidiaries ("Leases"). Each Lease is in full force and effect and constitutes a valid and binding obligation of the Company or a Subsidiary, as applicable, and, to the Company's knowledge, all other parties thereto and is enforceable in accordance with its terms. The Company or the applicable Subsidiary has the sole right to use or occupy the Real Property subject of each Lease and, upon the consummation of the transactions contemplated hereby, each Lease will continue in full force and effect and constitute a valid and binding obligation on the part of the Company or the relevant Subsidiary and, to the Company's knowledge, all other parties to such Lease, and such Lease is enforceable in accordance with its terms. The Company has received no notice of and, to the Company's knowledge no portion of the Real Property is subject to, any pending condemnation proceeding by any public or quasi-public authority and, there is no threatened condemnation proceeding with respect thereto. Each of the properties constituting the Real Property is supplied with utilities and other services necessary for the operation of the facilities located thereon as presently conducted, and all of such services are adequate to conduct that portion of the Business as is presently conducted at such facility. Except as set forth on Schedule 5.2(n), neither the Company nor any Subsidiary has sublet, underlet or assigned any portion of the Real Property and no third party is in possession of any portion of the Real Property. To the Company's knowledge, the structures, improvements and fixtures at or upon the Real Property, including, but not limited to, roofs and structural elements thereof and the electrical, plumbing, heating, ventilation, air conditioning and similar units and systems, have to date been maintained in a reasonable manner for the conduct of the Business and are in reasonable operating condition to allow the Business to continue to be conducted as heretofore conducted, subject to the provision of usual and customary maintenance and repair performed in the ordinary course of business consistent with past practice.

          (o) Intellectual Property.

               (i) Schedule 5.2(o) contains a complete list of all of the Company's (a) U.S. patents and patent applications (including provisionals, divisionals, continuations, continuations in part, continuing prosecution applications and file wrapper continuations, reissues, and reexaminations), statutory invention registrations and completed invention disclosure forms; (b) all other national applications, patents, or inventor's certificates; (c) all PCT and other treaty applications and patents; (d) logos, trademarks, trade names, service marks, collective and certification marks and trade dress, if any; (e) registered copyrights, including computer code, used in the conduct of the Business, copyright registrations, including any derivative works arising therefrom or based thereon; (f) software developed by or for the Company and (g) licenses, sublicenses, agreements, and permissions (as amended to date) constituting part of the Intellectual Property, except for such licensed, sublicenses, agreements and permissions that involve the payment of not more than $500 per year. The Company or a Subsidiary owns or possesses all right, title, and interest in and to, and lawfully uses and has the right to possess and use, pursuant to license, sublicense, agreement or permission all of the Intellectual Property. Except as set forth in Schedule 5.2(o) or as provided in the documents and instruments set forth in Schedule 5.2(o), (A) the Company or a Subsidiary is the sole owner of, and has the exclusive right to use, license, sublicense, and assign or otherwise transfer, the Intellectual Property, free from any Encumbrances of any nature or any orders of any court or other governmental body (whether domestic or foreign), and no person or entity has a right to receive a royalty, other payment, or accounting in respect of any Intellectual Property; (B) neither the Company nor any Subsidiary has any licenses, sublicenses, or partial ownership interest granted by or to it or any other agreements to which it is a party (including, without limitation, joint development agreements, consulting agreements, or foundry agreements), relating in whole or in part to any of its Intellectual Property; (C) to the Company's knowledge, none of the Intellectual Property, nor the Company's nor a Subsidiary's use thereof, infringes, interferes with or otherwise violates any rights of any third party; (D) there has been no notice to, and there are no Actions threatened or instituted against, the Company or any Subsidiary or any of the Principals that are presently outstanding alleging that the Company's or any

                    Subsidiary's use of the Intellectual Property or any other aspects of the operations of the Company or its Subsidiaries infringes, interferes with or otherwise violates any rights of a third party; (E) to the Company's knowledge, there is no infringement, interference or violation by any third party of the Company's or any Subsidiary's rights in or to the Intellectual Property, nor has Company nor any Subsidiary represented, whether orally or in writing, to any third party, that the Company or Subsidiary would not enforce the Intellectual Property or rights associated therewith against any third party; (F) to the Company's knowledge, no claim has been threatened, and the Company knows of no basis for any such claim, by any person with respect to the ownership, validity, license or use of, or any infringement resulting from, any of the Intellectual Property used by the Company or any Subsidiary or the production, provision or sale of any services or products by the Company or the Subsidiary; (G) to the Company's knowledge, no trademark, trade dress, if any, service mark, collective or certification mark, or trade name used by the Company or any Subsidiary infringes or interferes with any trademark, trade dress, service mark, collective or certification mark, or trade name, whether registered or at common law, of any other person or entity; (H) none of the Shareholders of the Company or any officer, director or employee of the Company or any Subsidiary owns or has any interest in any Intellectual Property (including without limitation, any trade secret, invention or process), owned or used by the Company or any Subsidiary or the Business;
                    (I) to the Company's knowledge, all inventors have been properly included and/or removed from the Intellectual Property as applicable; (J) to the Company's knowledge, no claims of inequitable conduct or fraud on the patent authority of the United States or any other country have been made or can be supported with respect to any patent, trademark or application of any kind that constitutes a part of the Intellectual Property; and (K) to the Company's knowledge, all prior art material to patentability with respect to the Intellectual Property as applicable has been cited to the relevant patent or governmental authority, and the Company, its Subsidiaries, and legal representatives are aware of no prior art which is material which has not been so cited.



               (ii) Except as set forth in  Schedule  5.2(o),  the  Intellectual
                    Property represents all rights the Company considers necessary to operate the Business as presently operated. All registration and renewal fees in respect of the registered Intellectual Property have been fully paid by the due dates, and nothing has knowingly been done or omitted to be done whereby the Company's or any Subsidiary's rights in the Intellectual Property might cease to be valid and subsisting or otherwise go abandoned. To the Company's knowledge, all applications for registration forming part of the Intellectual Property are proceeding normally and there are no facts or developments known to the Principals, the Company or any Subsidiary which would indicate that such applications or any of them may fail in any respect to be granted. No disclosures have been made by the Company or any Subsidiary or any of their directors, officers or employees or former directors, officers or employees of any of the trade secrets or other information relating to the Company or any Subsidiary which is of a confidential nature (together "Trade Secrets") other than pursuant to an obligation of confidentiality on the part of the party to whom such Trade Secrets have been disclosed. To the Company's knowledge, the Company and any Subsidiaries, as applicable, have made at least reasonable efforts under the circumstances to protect and maintain the secrecy of the Trade Secrets and, to the Company's knowledge, such reasonable efforts are consistent with the requirements and recommendations for such efforts set forth inss.3426, et seq. of the California Civil Code ("Uniform Trade Secrets Act"). Except as disclosed on Schedule 5.1(o), neither the Company nor any Subsidiary is a party to any contract or agreement for the sharing, exchanging or developing of, or passing on or otherwise transferring to any Person, any Trade Secrets or any other rights in the Intellectual Property.

          (p) Environmental Issues.

               (i) Except as disclosed on Schedule 5.2(p), the activities and operations of the Company and its Subsidiaries have at all times complied, and are in compliance, with all applicable Environmental Requirements, and neither the Company nor any of its Subsidiaries has generated, stored, handled, manufactured, transported, disposed of or released any Hazardous Materials on or at the Real Property, except in compliance with all applicable Environmental Requirements pertaining to the Company and each of its Subsidiaries.

               (ii) Except as disclosed on Schedule 5.2(p), (A) to the knowledge of the Company, the prior owners or occupants of the Real Property complied with all applicable Environmental Requirements pertaining to the Real Property, (B) neither the Company nor any of its Subsidiaries has received any notice, request for information, inspection report, investigation request, directive or other communication from any regulatory or environmental authority concerning any alleged violation of Environmental Requirements pertaining to the Company or any of its Subsidiaries or the Real Property, (C) there exists no judgment, decree, order, writ or injunction outstanding, nor any litigation, action, suit, known investigation, claim (including citation or directive) or proceeding pending against the Company, any of its Subsidiaries, or any of the Real Property arising from the alleged violation (or liability pursuant to law) of Environmental Requirements or from an alleged release of Hazardous Materials in violation of or by operation of Environmental Requirements, and (D) to the Company's knowledge, no Hazardous Materials have migrated from other properties to, upon, about or beneath the Real Property.

               (iii)Except as disclosed on Schedule 5.2(p),  neither the Company nor any Subsidiary owns and/or operates any above or underground storage tanks and has not owned and/or operated any such tanks during the Company's or any Subsidiary's existence.

          (q) Permits. Schedule 5.2(q) sets forth a full and complete list of all material Permits required as of the date of this Agreement to allow the present operations, planned expansion of operations set forth on Schedule 5.2(q), and any past or ongoing alterations of the operations of the Company and its Subsidiaries under any applicable Regulation. Except as set forth on Schedule 5.2(q), (i) all Permits identified on Schedule 5.2(q) (the "Existing Permits") are in full force and effect, and (ii) the consummation of the transactions contemplated by this Agreement will not conflict with the terms of, result in default under, or violate the terms of, any Existing Permit or result in the termination of, or, require Consent or other action pursuant to, any of the Existing Permits. Except as set forth on Schedule 5.2(q), the Company and its Subsidiaries are in full compliance with all Existing Permits.

          (r) Compliance with Regulations. Except as disclosed in Schedule 5.2(r), the Company and each of its Subsidiaries are now operating and conducting the Business, and have been operating and conducting the Business in all material respects in compliance with all applicable Regulations. All products now being commercially distributed by the Company or any of its Subsidiaries, or on behalf of the Company or any of its Subsidiaries, in any jurisdiction meet the applicable legal requirements of such jurisdiction and all requisite governmental approvals have been duly obtained and are in full force and effect. No investigation or review by any governmental entity with respect to the Company or its Subsidiaries is pending or, to the knowledge of the Company, threatened nor, to the knowledge of the Company, has any governmental entity indicated an intention to conduct the same.

          (s) Political Contributions and Other Payments. None of the Company, any of its Subsidiaries, nor, to the Company's knowledge, any Person acting on their behalf has, during the past three (3) years (i) except for lawful political contributions in the ordinary course of business, made any payment to any governmental official, employee or agent (domestic or foreign) to wrongfully induce the recipient or the recipient's employer to do business with, grant favorable treatment to or compromise or forego any claim by or against the Company or any of its Subsidiaries, or (ii) made any significant payment or conferred any significant benefit which the Company, or any Subsidiary, in the exercise of reasonable business judgment, considers or reasonably should consider to be improper.

          (t) Tax Matters. Except as disclosed in Schedule 5.2(t), the Company and each of its Subsidiaries represent the following:

               (i) As of the time of filing, all Tax Returns required to be filed under federal, state, county, local or any foreign laws by or on behalf of the Company and each of its Subsidiaries were in all material respects (and, as to Tax Returns not filed as of the date hereof until the Effective Time, will be in all material respects) true, complete and correct and filed on a timely basis.

               (ii) The  Company and each of its  Subsidiaries,  within the time and in the manner prescribed by law, paid (and until the Effective Time will, within the time and in the manner prescribed by law, pay) all Taxes due.

               (iii)To the  knowledge of the  Company,  all  transactions  which could give rise to an understatement of income Tax (within the meaning of Section 6662 of the Code or any corresponding provision of state, local or foreign Tax law) were adequately disclosed (or, with respect to Tax Returns filed after the date hereof but before the Effective Time) will be adequately disclosed on the Tax Returns.

               (iv) The Company and each of its Subsidiaries  have each complied
                    (and until the Effective Time will comply) in all material respects with all applicable laws, rules and regulations relating to the payment and withholding of Taxes or similar provisions under any foreign laws and, except as is not material, have, within the time and in the manner prescribed by law, withheld from employee wages and paid over to the proper governmental authorities all amounts required to be so withheld and paid over under all applicable laws.

               (v) Neither the Company nor any Affiliate is a "United States real property holding corporation" (as that term is defined in Section 897(c)(2) of the Code and Treasury Regulation ss.1.897-2(b)) and shall furnish to Pulse on or before the Effective Time a certification of Company's non-United States real property interest status, as set forth in Treasury Regulation ss.ss.1.1445-2(c) and 1.897-2(h). No Shareholder of the Company is a nonresident alien for purposes of U.S. income taxation.

               (vi) As of the  Effective  Time,  the  Company  and  each  of its
                    Subsidiaries will establish on its books and records reserves and accruals that are adequate for the payment of any Taxes incurred, but not yet due and payable, in connection with the payment of the Merger Consideration, including, but not limited to, employment and income Taxes arising out of: (i) payments to the holders of Common Stock Options pursuant to Section 4.1(d)(ii) and payments to the holders of Warrants pursuant to Section 4.1(d)(iii), (ii) the exercise of Common Stock Options or Warrants subsequent to the date of this Merger Agreement, and (iii) the payment of any severance or other payments made, or property transferred, by the Company or its Subsidiaries by reason of the transactions contemplated by this Agreement.

               (vii)Neither  the  Company  nor any of its  Subsidiaries  has any
                    liability for unpaid Taxes which have not been accrued for or reserved on the Company's books and records, whether asserted or unasserted, contingent or otherwise.

              (viii)Neither  the  Company  nor  any of its  Subsidiaries  has
                    executed any waiver of any statute of limitations on or extended the period for the assessment or collection of any Tax.

               (ix) No  assessments or written  notices of deficiency  have been received by the Company or any of its Subsidiaries with respect to any Tax Returns which the Company and its Subsidiaries have filed with respect to taxable periods ended on or before the Effective time which have not been paid in full, completely discharged or fully reserved in accordance with GAAP in the Financial Statements.

               (x) Neither the Company nor any of its Subsidiaries has filed any consent, statement or election with the Internal Revenue Service under Section 341(f) of the Code or any corresponding provision of state, local or foreign income Tax law.

               (xi) No audit or other  examination  of any return of the Company or any of its Subsidiaries is presently in progress, nor has the Company or any of its Subsidiaries been notified in writing of, nor, to the knowledge of the Company, has there been, any request for such an audit or other examination with respect to any taxable year of the Company or any of its Subsidiaries ending on or prior to the Effective Time. To the knowledge of the Company, the Company is not the subject of any current or threatened criminal investigation, examination or proceeding relating to the filing of Tax returns or the payment of Taxes and none is contemplated.

               (xii)None of the Company or any of its  Affiliates  is a party to any Tax sharing, Tax allocation, Tax indemnity or similar agreement.

              (xiii)There are  no liens for Taxes (other than for current  Taxes not yet due and payable) upon the assets of the Company or its Subsidiaries.

               (xiv)The Company has never been a member of an  affiliated  group of corporations, within the meaning of Section 1504 of the Code, other than as a common parent corporation.

               (xv) None of the  assets of the  Company or its  Subsidiaries  is property which the Company or its Subsidiaries is required to treat as being owned by any other Person pursuant to the so-called "safe harbor lease" provisions of former Section 168(f)(8) of the Code.

               (xvi)None  of the  assets  of  the  Company  or its  Subsidiaries directly or indirectly secures any debt the interest on which is tax exempt under Section 103(a) of the Code.

              (xvii)None of the assets of the Company or its  Subsidiaries  is
                    "tax-exempt use property" within the meaning of Section 168(h) of the Code.

             (xviii)Neither  the  Company  nor any of its  Subsidiaries  is a
                    party  to  any   joint   venture,   partnership,   or  other
                    arrangement   or  contract  which  could  be  treated  as  a
                    partnership for federal income tax purposes.

               (xix)Schedule  5.2(t) sets forth for each non U.S.  Subsidiary as of the last day of its preceding tax year (i) the basis of its assets, (ii) its current and accumulated earnings and profits and, (iii) the amount of any unused losses or other Tax attributes available in future years.

               (xx) There  are no  rulings,  requests  for  rulings  or  closing agreements with any taxing authority which could affect the Taxes of the Company or any of its Subsidiaries for any period after the Effective Time.

               (xxi)The Company and its Subsidiaries  have not participated (and will not participate prior to the Effective Time) in or cooperated with an international boycott within the meaning of Section 999 of the Code.

              (xxii)The Company and its  Subsidiaries  have  complied with all information reporting requirements of, and has maintained all required records and supporting information with respect to, Section 6038A of the Code and the regulations thereunder pertaining to information with respect to certain foreign-owned corporations.

             (xxiii)For the  period  from the date of its  formation  through
                    September, 1999 (the "S Qualification Period"), the Company was a validly electing S corporation within the meaning of Sections 1361 and 1362 of the Code, and was a validly electing S corporation in each state in which the Company did business or was subject to Tax for such S Qualification Period (but only if and to the extent each such state had adopted the provisions of Subchapter S of the Code or comparable provisions). Schedule 5.2(t) identifies each Subsidiary of the Company that was a "qualified subchapter S subsidiary" within the meaning of Section 1361(b)(3)(B) of the Code. Each such Subsidiary so identified was a qualified subchapter S subsidiary for federal income Tax purposes and for purposes of the income Taxes in each of the states in which the Company or the qualified subchapter S Subsidiaries do business or are subject to Tax (but only if and to the extent each such state had adopted the provisions of Subchapter S of the Code or comparable provisions), at all times during the S Qualification Period.

          (u) (Intentionally Omitted)

          (v) Accounts Receivable. All of the accounts receivable shown on the balance sheet contained in the Interim Financial Statements (A) reflect actual transactions, (B) have arisen from bona fide transactions in the ordinary and usual course of the conduct of the Business, and (C) are not subject to any setoff or counterclaim and, except as set forth on Schedule 5.2(g), are fully collectible in accordance with the terms of the underlying contracts, subject to the reserve(s) shown on the Interim Financial Statements, which in all respects is (are) adequate.

          (w) Inventory. The values at which Inventory is shown on the Interim Financial Statements have been determined in accordance with GAAP and the valuation policies (attached as Schedule 4.1(c)(v)) of the Company and its Subsidiaries. Neither the Company nor any Subsidiary consigns inventory or has a vendor managed inventory program with any third party.

          (x) Employees; Labor Relations.

               (i) Schedule 5.2(x) contains, as of the dates shown on such Schedule, accurate and complete information as to names and rates of compensation (whether in the form of salaries, bonuses, commissions or other supplemental compensation now or hereafter payable, including all employer contributions under the Company's or any Subsidiary's retirement, profit-sharing or other deferred compensation plans) of all employees of the Company and the Subsidiaries (grouped by entity and categories as indicated thereon) together with information as to any employment contracts or severance arrangements (oral and written) with any such employees, any arrangements involving the indebtedness of such employees to Company or any Subsidiaries and any arrangements involving the indebtedness of Company or any Subsidiaries to such employees in any amount. Schedule 5.2(x) of this Agreement also contains accurate and complete information, as of the Closing Date, of the vested and accrued vacation and sick pay (including the number of days accrued therefor) for such employees. Schedule 5.2(x) set forth which persons have signed the Company's form of non-disclosure agreement, a copy of which is attached to
                    Schedule 5.2(x).

               (ii) There  are no  amounts  owing  to  any  former  officers  or employees of the Company or any Subsidiary (other than pursuant to the terms of any Employee Plan), and there are no persons previously employed by the Company or any Subsidiary who now have or may have a legal right to return to work or a legal right to be reinstated or re-engaged by the Company or any Subsidiary.

               (iii)Except as set forth on Schedule 5.2(x),  there are no claims pending or, to the Company's knowledge, threatened by any employees against the Company or any Subsidiary. Schedule 5.2(x) contains a correct and complete list of all former employees of the Company and each Subsidiary and an indication whether the Company or Subsidiary, as the case may be, has granted or obtained a release to or from such employee. Except as described on Schedule 5.2(x), neither the Company nor any Subsidiary is a party to any collective bargaining or union contract and is not aware of any current union organization effort or campaign with respect to its employees.

          (y) Insurance. Schedule 5.2(y) to this Agreement constitutes a full and complete list of all insurance policies maintained by the Company and its Subsidiaries. Except as reflected on Schedule 5.2(y), all such policies are in full force and effect and, to the knowledge of the Company, no event has occurred that would give any insurance carrier a right to terminate any such policy. Neither the Company nor any Subsidiary has received a written notice of any default, cancellation or non-renewal with respect to any of such policies.

          (z) Bank Accounts. Since January 1, 2001, there has been no change in the banking or safe deposit arrangements of the Company and its Subsidiaries and none of them have granted any powers of attorney. A list of all bank accounts, safe deposit boxes and powers of attorney of the Company and its Subsidiaries and of all Persons authorized to act with respect thereto is set forth on Schedule 5.2(z).

          (aa) Employee Benefits and Plans.

               (i) Schedule 5.2(aa) to this Agreement lists all Employee Plans of the Company and its Subsidiaries. Neither the Company nor any of its

                    Subsidiaries is obligated to adopt any additional Employee Plans. A copy of the Employee Plans and the summary plan description, if any, for each Employee Plan, as well as copies of any other summaries or descriptions of any such Employee Plans that are currently provided to employees or other beneficiaries have been made available to Acquisition Corp.

               (ii) Except as disclosed on Schedule 5.2(aa),  each Employee Plan is in compliance in all material respects with, and has been administered in all material respects consistent with its own terms and the applicable provisions of ERISA, the Code and Regulations. The Company or its Subsidiaries, as the case may be, have filed or caused to be filed annual reports on Form 5500 for each Employee Plan for all years and periods for which such reports were required and within the time period required by ERISA and the Code, and true, correct and complete copies of such reports, including the dollar amounts contributed and level of contribution as a percentage of compensation for each participant, for the past three (3) years have been made available to Acquisition Corp. The Company and its Subsidiaries have made all payments and contributions (including employee salary reduction payments) to each Employee Plan on a timely basis as required by the terms of such plan and applicable Regulations.

               (iii)No  non-exempt  "prohibited   transaction,"  as  defined  in
                    Section 406 of ERISA and Section 4975 of the Code, has occurred in respect of any such Employee Plan, and no civil or criminal action brought pursuant to Part 5 of Title I of ERISA is pending or, to the knowledge of the Company threatened in writing against any fiduciary of any such plan with respect to such plan, which, in either of such events, which would result in a Material Adverse Effect or Material Adverse Change. (iv) Except as set forth on Schedule 5.2(aa), the Company and Subsidiaries have no pension plans as defined in Section 3(2) of ERISA.

               (v) Each Employee Plan that provides medical benefits has been operated in material compliance with all requirements of
                    Section 4980B(f) of the Code and Sections 601 through 608 of ERISA relating to continuation of group health coverage.

               (vi) Neither the Company,  its Subsidiaries,  nor any entity that is treated as a single employer with the Company pursuant to
                    Section 414(b), (c), (m) or (o) of the Code, currently maintains any Employee Plan that is subject to Title IV of ERISA, nor has the Company or any of its Subsidiaries previously maintained any such plan that has resulted in any liability or potential liability for the Company or any of its Subsidiaries under said Title IV.

               (vii)Neither the Company  nor any of its  Subsidiaries  maintains any plan or program, nor is any a party to any agreement providing post-retirement medical benefits (other than benefits required by law), death benefits or other post-retirement welfare benefits.

               (viii) Neither  the  Company,  its  Subsidiaries,  nor any entity referred to in Section 5.2(aa)(vi) maintains, or has ever contributed to or been required to contribute to, any multiemployer plan within the meaning of Sections 3(37) or 4001(a)(3) of ERISA.

               (ix) There is no  lawsuit  or written  complaint  (including  any dispute of which the Company has received written notice that might reasonably be expected to result in a lawsuit or complaint against, by or relating to any Employee Plan or any fiduciary, as defined in Section 3(21) of ERISA) respecting or concerning an Employee Plan. No Employee Plan is currently under examination by the Internal Revenue Service or the Department of Labor, and neither the Company nor any of its Subsidiaries has received notice from the Internal Revenue Service or the Department of Labor of an impending examination of any such Employee Plan.

          (bb) Warranty Claims. All products manufactured by or on behalf of the Company and/or the Subsidiaries meet all specifications therefor. There have been no product warranty claims against the Company and its Subsidiaries for the last two full calendar years.

          (cc) Disclosure. To the knowledge of the Company, none of the representations and warranties made by the Company in this Agreement (including the Exhibits and Schedules hereto) or made in any certificate furnished by the Company contains any untrue statement of a material fact or omits to state any material fact, the omission of which would be misleading in the light of the circumstances under which they were made.

     5.3 Representations and Warranties of the Acquisition Companies.  Pulse and
         -----------------------------------------------------------
Acquisition Corp., jointly and severally, hereby represent and warrant to the Company and the Principals as set forth below, provided that certain representations and warranties are qualified by reference to the Schedules:

          (a) Existence and Qualification: Power: Compliance With Laws. The Acquisition Companies are corporations duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of Pulse and Acquisition Corp. is duly qualified to transact business, and is subsisting or in good standing, in each other jurisdiction in which the conduct of its business or the ownership or leasing of its properties makes such qualification necessary, except where the failure to so qualify and to be in good standing will not act to materially impair the enforceability of obligations, or ability to perform obligations under this Agreement. Each of Pulse and Acquisition Corp. has all requisite corporate power and authority to conduct its business, to own and lease its properties and to execute and deliver this Agreement and consummate the transactions contemplated hereby.

          (b) Authority; Compliance With Other Agreements and Instruments and Government Regulations. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by Pulse and Acquisition Corp. have been duly authorized by all necessary corporate action, and do not:

               (i) except as set forth on Schedule 5.3(b), require any consent or approval not heretofore obtained of any director, stockholder, security holder or creditor of Pulse or Acquisition Corp. or any other entity;

               (ii) violate or conflict with any  provision of the  Certificates of Incorporation or By-Laws of the Acquisition Companies;

               (iii)except  as  set  forth  on  Schedule  5.3(b),   violate  any
                    requirement of any Regulations applicable to Pulse or Acquisition Corp.; or

               (iv) except as set forth on Schedule  5.3(b),  result in a breach of, constitute a default under, or cause or permit the acceleration of any obligation owed under, any indenture or loan or credit agreement or any contract to which Pulse or Acquisition Corp. is a party or by which they, or any of their property is bound or affected.

          (c) No Governmental Approvals Required. Other than the filings provided for in Section 1.3, filings under the HSR Act, and those as set forth on Schedule 5.3(c) (together, the "Acquisition Regulatory Filings"), no authorization, consent, approval, order, license or permit from, or filing, registration or qualification with, any governmental agency is required to authorize or permit under applicable laws the execution and delivery of this Agreement by Pulse or Acquisition Corp. and the consummation by Pulse and Acquisition Corp. of the transactions contemplated hereby.

          (d) Brokers and Finders. Except as set forth on Schedule 5.3(d), neither Pulse nor Acquisition Corp. has employed any broker or finder or incurred any liability for any brokerage, finder's, or similar fees or commissions in connection with the transactions contemplated herein.

          (e) Actions.  Except for those  matters set forth on Schedule  5.3(e),
     (i) there are no Actions pending as to which Pulse or Acquisition Corp. has been served or has received written notice or, to the knowledge of Pulse or Acquisition Corp., threatened in writing against or affecting Pulse or Acquisition Corp. or any property of any of them, and (ii) there is no reasonable basis, to the knowledge of Pulse or Acquisition Corp., for any Action against or affecting Pulse or Acquisition Corp. or any property of any of them, that in the case of subsections (i) and (ii) above would have the effect of prohibiting, preventing or impairing consummation of the transactions specified in this Agreement by Pulse or Acquisition Corp.

          (f) Binding Obligations. This Agreement will, when executed and delivered by Pulse and Acquisition Corp., constitute the legal, valid and binding obligation of each of Pulse and Acquisition Corp., enforceable against each of Pulse and Acquisition Corp. in accordance with its terms, except as enforcement may be limited by debtor relief laws or equitable principles relating to the granting of specific performance and other equitable remedies as a matter of judicial discretion.

          (g) Board Approval. The respective Boards of Directors of Pulse and Acquisition Corp. have (i) approved this Agreement and the transactions contemplated hereby and (ii) determined that the Merger is advisable and on terms fair to, and is in the best interest of, the respective stockholders of Pulse and Acquisition Corp.

          (h) Financing. Pulse and Acquisition Corp. have, as of the date of this Agreement, and will have as of the Closing, a credit facility ("Credit Facility") available to them sufficient to enable either or both of them to finance payment of the Merger Consideration (the "Financing"), subject, however, to the approval of the transaction provided for in or contemplated by this Merger Agreement by the lender providing the Financing.

                                   ARTICLE VI
                                    COVENANTS

     6.1 Interim  Operations  of the Company.  The Company  covenants and agrees
         -----------------------------------
that, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, except as expressly contemplated by this Agreement or the transaction described in
Schedule 6.1 or with the prior written consent of Pulse or Acquisition Corp.:

          (a) The business of the Company and its Subsidiaries shall be conducted only in the ordinary and usual course and substantially in accordance with past custom and practice and in material compliance with all applicable Regulations, and each of the Company and its Subsidiaries shall use its reasonable best efforts to preserve its business organization intact, keep available the services of its officers and employees, and maintain its goodwill and existing relations with customers, suppliers, landlords, creditors, agents and other business associates;

          (b) Except for an amendment to its Certificate of Determination and to its Articles of Incorporation to cure a prior overissue of Preferred Stock, a copy of which amendments will be submitted to the Acquisition Companies prior to filing for their review, the Company shall not (i) amend its Articles or Certificate of Incorporation or By-Laws or those of any of its Subsidiaries (or equivalent charter documents); (ii) split, combine or reclassify the outstanding shares of capital stock of the Company or equity interest in any Subsidiary; or (iii) declare, set aside or pay any dividend payable in cash, stock or property with respect to the shares of capital stock of the Company or equity interests in any Subsidiary;

          (c) Except for the exercise by the holders of outstanding Company Stock Options, Warrants or shares of Preferred Stock of their purchase or conversion rights with respect to the Company's Common Stock, neither the Company nor any of its Subsidiaries shall (i) authorize, issue, sell, pledge, dispose of or encumber any additional shares of, or securities convertible or exchangeable for, or options, warrants, calls, commitments or rights of any kind to acquire, any shares of capital stock of the Company or capital stock or other equity interests in any Subsidiary, except for options issued in the ordinary course of business pursuant to an existing plan previously provided to the Acquisition Companies to employees, directors and consultants for services rendered or to be rendered to the Company or any Subsidiary, all of which options shall terminate at the Effective Time; (ii) acquire directly or indirectly by redemption or otherwise any shares of the capital stock of the Company or any Subsidiary, except from former employees, directors and consultants pursuant to agreements providing for the repurchase of shares in connection with any termination of service in accordance with the terms of such agreements and all applicable Regulations (including, without limitation, state and federal securities laws); or (iii) acquire or make any material investment, whether by purchase of stock or assets, merger or consolidation, contributions to capital, property transfers or otherwise, in any other entity;

          (d) Neither the Company nor any of its Subsidiaries shall (i) establish, adopt, enter into or amend any Employee Plan, except for any amendments that are required by applicable Regulations, (ii) grant any general or uniform increase in the rates of pay (including without limitation, any severance pay), or benefits to officers, directors or employees (or a class thereof), or (iii) other than in the ordinary course of business consistent with past practice, grant any increase in the compensation (including without limitation, severance pay) or benefits of any director, officer or employee;

          (e) Neither the Company nor any of its Subsidiaries shall sell (other than sales of Inventory in the ordinary course of business), lease, or otherwise dispose of any material Asset or property of the Company or any Subsidiary or mortgage, pledge, or impose an Encumbrance on any Asset or property of the Company or any Subsidiary, including the sale, lease, lapse of rights in or other disposition of any of the Intellectual Property used in the conduct of the Business. Notwithstanding the foregoing, however, the Company intends to distribute the Concept (as defined in Schedule 6.1) and certain related assets on or prior to the Effective Time in connection with the Merger, as described in Schedule 6.1. The parties agree that this distribution shall be based on an agreed value of $14,300 and shall be made pro rata to the Shareholders; provided, however this provision does not in any way negate the representation and warranty made by the Company in
     Section 5.2(t)(vi) of this Agreement. The Company has advised the Acquisition Companies that the distribution is in redemption of a portion of the Shares (such portion to be determined by dividing such value by the sum of such value and the amount of the Purchase Price).

          (f) Neither the Company nor any of its Subsidiaries shall cancel or waive any claims or rights with a value to the Company or any Subsidiary in excess of $75,000;

          (g) Neither the Company nor any of its Subsidiaries shall make any change in the accounting methods used by the Company or any Subsidiary, except for changes required or mandated by GAAP;

          (h) Neither the Company nor any of its Subsidiaries shall make any capital expenditure or commitment for additional property, plant or equipment of the Company or any Subsidiary which exceeds $75,000;

          (i) Neither the Company nor any of its Subsidiaries shall make any payment, discharge or satisfaction of any liability or obligation (whether accrued, absolute, contingent or otherwise) in excess of $75,000, other than the payment, discharge or satisfaction, in the ordinary course of business, of liabilities or obligations incurred in the ordinary course of business;

          (j) Neither the Company nor any Subsidiary shall make or change any material election in respect of Taxes, adopt or change any accounting method in respect of Taxes, enter into any closing agreement, settle any claim or assessment in respect of Taxes (except settlements effected solely through payment of immaterial sums of money), or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes; and

          (k) Neither the Company nor any of its Subsidiaries shall authorize or enter into an agreement to do any of the foregoing in subsections (b)-(j) or to breach any of the covenants in subsection (a) of this Section 6.1.

     Notwithstanding anything to the contrary set forth elsewhere in this Agreement, the Company may not modify, supplement or amend Schedule 6.1 following the execution of this Merger Agreement without the prior written consent of the Acquisition Companies, which consent shall not be unreasonably withheld or delayed

     6.2  Conduct.  During  the  period  from  the  date of this  Agreement  and
          -------
continuing until the earlier of the termination of this Agreement or the Effective Time, except as expressly contemplated or permitted by this Agreement or with the other party's prior written consent, neither Pulse or Acquisition Corp., on the one hand, nor the Company, any Principal or any Subsidiary, on the other hand, shall, except in any case as may be required by law or existing contractual obligations; (a) intentionally taking any action which would make any of its representations or warranties contained in this Agreement materially untrue or materially incorrect or prevent it from performing or cause it not to perform its covenants hereunder in any material respect; (b) intentionally taking any action that will result in any of the conditions to the Merger set forth in Article VII not being satisfied or in a violation of any provision of this Agreement; or (c) intentionally taking any other action that would materially adversely delay or materially adversely impair the ability of Pulse and Acquisition Corp., on the one hand, or the Company, the Principals or the Subsidiaries, on the other hand, to consummate the Merger and the other transactions contemplated by this Agreement.

     6.3 Filings;  Consents;  Other Action.  Subject to the terms and conditions
         ---------------------------------
herein provided, the Company and the Acquisition Companies shall (a) promptly make their respective filings and thereafter make any other required submissions under the HSR Act and other Company Regulatory Filings and Acquisition
Regulatory Filings; (b) use their commercially reasonable best efforts to promptly take, or cause to be taken, all other action and do, or cause to be done, all other things necessary, proper or appropriate to consummate and make effective the transactions contemplated by this Agreement as soon as practicable, including using their reasonable best efforts to obtain the consents and approvals referred to on Schedules 5.2(d) and 5.3(b); and (c) Pulse and Acquisition Corp. shall use their reasonable best efforts to obtain the Financing and the approval of its lender to the transaction provided for in this Merger Agreement, which Financing, if available under the terms of the Credit Facility, shall be accepted by Pulse and Acquisition Corp. Each party agrees to reasonably cooperate with the other parties for the purpose of obtaining prior to Closing all consents and approvals required in connection with this Agreement and the transactions contemplated hereby and thereby.

     6.4 Access. Upon reasonable notice, the Company shall (and shall cause each
         ------
of its Subsidiaries to) afford Pulse's Representatives access, during normal business hours and upon reasonable request throughout the period commencing on the date hereof until the Effective Time ("Due Diligence Period"), to the Business, Assets, Contracts, Books, and Records of itself and its Subsidiaries. During such period, the Company shall (and shall cause each of its Subsidiaries
to) furnish promptly to Pulse all information concerning the Business, Assets and personnel of itself and its Subsidiaries as Pulse or its Representatives may reasonably request; provided, however, that all communications, meetings, visits and other contacts with the Company's and the Subsidiaries' customers shall comply with the procedures set forth in Schedule 6.4. Such access may include, but shall not be limited to, meetings with management, customer visits, plant visits and legal, environmental and computer systems due diligence. No investigation pursuant to this Section 6.4 shall affect or be deemed to modify any representation or warranty made by any party hereto or limit a party's right to indemnification under Article XI of this Agreement.

     6.5 Publicity.  Promptly following execution and delivery of this Agreement
         ---------
by all parties, a press release in the form of Schedule 6.5 shall be issued by Technitrol. Thereafter, neither the Principals, the Company nor any of their respective Affiliates or Representatives shall issue any press release after the date hereof or otherwise make any public statement with respect to the transactions contemplated hereby without the consent of Pulse (which shall not be unreasonably withheld, conditioned or delayed), except to the extent that the disclosing party is advised by its counsel that such a press release or statement is required by applicable Regulations, and then only after consultation with Pulse. Also thereafter, Pulse shall consult with the Principals before Pulse or any of its Affiliates or Representatives shall issue any press release after the date hereof or otherwise make any public statement with respect to the transactions contemplated hereby. The Company shall consult with Pulse prior to making any filings with any foreign, federal or state governmental or regulatory agency with respect to the Merger. Promptly after making any filings with any foreign, federal or state governmental or regulatory agency with respect to the Merger, Pulse shall send copies thereof to the Company. Nothing in this Section 6.5 shall be construed to prohibit any party from discussing the transaction contemplated by this Agreement with its bankers, accountants, lawyers and other advisers who have a need to know. All actions taken or omitted pursuant to this Section 6.5 shall be in compliance with the requirements of Article XII hereof and, in the event of a conflict, the provisions of Article XII shall prevail.

     6.6  Further  Assurances.  Upon the terms  and  subject  to the  conditions
          -------------------
contained  herein,  the parties agree,  both before and after the Effective Time
(a) to use all commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement, subject to the Financing approval described in Section 6.3 hereinabove, (b) to execute any documents, instruments or conveyances of any kind which may be reasonably necessary or advisable to carry out any of the transactions contemplated hereunder, and (c) to cooperate with each other in connection with the foregoing. Without limiting the foregoing, the parties agree to use their commercially reasonable efforts (i) to obtain all necessary waivers, consents and approvals from other parties to the Contracts and Leases,
(ii) to obtain all necessary Permits as are required to be obtained under any Regulations, (iii) to give all notices to, and make all registrations and filings with, third parties, including without limitation, submissions of information requested by governmental authorities, (iv) with respect to the Company, to seek shareholder approval of this Agreement and the transactions contemplated herein, and (v) to fulfill all conditions to this Agreement.

     6.7 Employment Agreements.  The employment agreements in effect on the date
         ---------------------
hereof between the Company and the Persons set forth on Schedule 6.7 shall be terminated at and as of the Effective Time with no future liability to the Company or Acquisition Companies.

     6.8  Notification  of Certain  Matters.  From the date  hereof  through the
          ---------------------------------
Effective Date, the Company and the Principals shall give prompt written notice to the Acquisition Companies, and the Acquisition Companies shall give prompt written notice to the Company and the Principals, of (a) the occurrence, or failure to occur, of any event, which would be likely to cause any representation or warranty contained in this Agreement, or in any exhibit or schedule hereto, and made by such party, to be untrue or inaccurate in any material respect at or prior to the Effective Time, and (b) any failure of the Company or the Principals, or the Acquisition Companies, as the case may be, to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement or any exhibit or schedule hereto. The Company and the Principals shall promptly notify the Acquisition Companies in writing of any Default by any such party, the threat or commencement of any material Action, or any material development that occurs before the Effective Time that could affect the Company, its Subsidiaries, the Shareholders, the Assets or the Business. If at any time prior to the Effective Time, the Company or any Principal shall have actual knowledge that any representation or warranty contained in this Agreement or in any exhibit or schedule hereto and made by either of the Company or any Principal is untrue or inaccurate in any material respect, the Company or the Principal(s), as applicable, shall notify the Acquisition Companies. Further, if at any time prior to the Effective Time, the Acquisition Companies shall have actual knowledge that any representation or warranty contained in this Agreement or in any exhibit or schedule hereto and made by either of the Acquisition Companies is untrue or inaccurate in any material respect, Pulse shall notify the Company and the Principals thereof. The giving of any notice, the providing of any disclosure, modification of any schedule or any other action taken pursuant hereto prior to or at the Effective Time shall not be deemed to cure any breach of a representation, warranty, covenant or agreement to satisfy any condition or to cause or result in a waiver or limitation of any right to indemnification pursuant to Article XI following the Closing.

     6.9 Tax Matters.
         -----------

          (a) With respect to any income Tax Return required to be filed by the Company and its Subsidiaries from the date of this Agreement through the Effective Time, the Company shall provide Pulse and its authorized representatives with copies of such completed Tax Return at least fifteen
     (15) Business Days prior to the due date (or extended due date if an extension has been obtained) for the filing of such Tax Return. Pulse and its authorized representatives shall have the right to review such Tax Return prior to the filing of such Tax Return. The Company and Pulse agree to consult and resolve in good faith any issues arising as a result of the review of such Tax Return by Pulse and its authorized representatives. With respect to the taxable year ending December 31, 2000, the Company will prepare and file its income Tax Returns and pay any Taxes due, prior to the Effective Time, subject to Pulse's review, as described herein.

          (b) With respect to any income Tax Returns of the Company and its Subsidiaries for any period that ends on, with respect to, or after the Effective Time, the Company will, or Pulse will cause the Company to, prepare and file such returns. The Tax Returns for the period ending on the Effective Time shall be prepared consistent with past practice and elections in effect on the date of execution of this Agreement, but, in any event, such Tax Returns shall be prepared in accordance with applicable law. In the event an election is made to waive the carry back of net operating losses of the Company for its federal or state Tax Returns for the period that commenced on January 1, 2001 and ends as of the Effective Time, such waiver shall not be taken into account in taking the actions referred to in Section 4.1(c)(vi).

          (c) Prior to the Effective Time, the Company and its Subsidiaries shall (i) make available to Pulse, as reasonably requested, copies of all Tax Returns and associated workpapers for periods prior to the Effective Time, and (ii) will cause its non-legal tax advisers to be reasonably available to Pulse and its advisers for the purpose of discussing any Tax matters relating to the Company and its Subsidiaries.

          (d) After the Effective Time, Pulse and the Shareholders' Agent will provide each other with such cooperation and information as either of them reasonably may request of the other in filing any Tax Return, amended Tax Return, determining a liability for Taxes or participating in or conducting any audit or other proceeding in respect of Taxes. Without limiting the scope of the foregoing, Pulse and the Shareholders' Agent shall each make available to the other, as reasonably requested, all information, records or documents in their possession relating to all Tax matters of the Company and its Subsidiaries for all taxable periods prior to or including the Effective Time and shall preserve all such information, records and documents until the expiration of any applicable Tax statute of limitations or extensions thereof. Neither Pulse, the Surviving Corporation nor their respective affiliates, successors or assigns shall settle or otherwise compromise any amount alleged by any taxing authority to be due (all or any material portion of which the Shareholders may be responsible for pursuant to this Agreement) without the advance written consent of the Shareholders' Agent (which consent shall not be unreasonably withheld or delayed).

          (e) To the extent the Surviving Corporation or its Affiliates, successors or assigns obtains a tax refund or derives a tax benefit (either being herein referred to as a "Tax Benefit") on one or more federal or state Tax Returns in connection with the matters described in Section 4.1(c)(vi), which Tax Benefit is in excess of the amount recorded as a receivable on the Closing Balance Sheet pursuant to Section 4.1(c)(vi), Pulse shall promptly pay the difference into the Escrow Fund, to be held and disbursed as provided in the Escrow Agreement. In the event the amount recorded as a receivable on the Closing Balance Sheet pursuant to Section 4.1(c)(vi) exceeds the amount of such Tax Benefit, the difference shall be paid promptly to Pulse from the Escrow Fund (and the Acquisition Companies shall not seek separate indemnification for such amounts). If the Escrow Fund has already been disbursed, any such payment to the Shareholders shall be distributed directly. Any payment required hereunder by Pulse or the Escrow Fund shall be accompanied by interest on the amount paid at the Earned Rate from the Effective Date to the date on which such payment is made.

     6.10 Shareholders' Agent.
          -------------------

          (a) Frederick J. Kiko, in an individual capacity and not as a Principal or Shareholder, shall be constituted and appointed as agent ("Shareholders' Agent") for and on behalf of the Company's Shareholders and holders of Common Stock Options and Warrants and the Shareholders' Agent shall have the exclusive right, power and authority on their behalf, to:
     (a) resolve and settle all claims and disputes relating to this Agreement and the Escrow Agreement, including, without limitation, claims and disputes over the amount of the Net Worth under Section 4.1(c) of this Agreement, claims for indemnification under Article XI of this Agreement and the disbursement of the Escrow Fund; (b) give and receive notices under
     Section 9.7 of this Agreement; (c) give and receive notices and communications under the Escrow Agreement to authorize delivery to Pulse and Acquisition Corp. of property from the Escrow Fund in satisfaction of claims by them, to object to such deliveries; (d) agree to, negotiate, enter into settlements and compromises of, and demand, and represent all Shareholders and holders of Common Stock Options and Warrants at any, mediation and/or arbitration in connection with this Agreement and/or the Escrow Agreement and comply with orders of courts and awards of arbitrators with respect to such claims; (e) take all other actions and exercise all other powers granted to the Shareholders' Agent in this Agreement, including any and all actions required or permitted to be taken by the Shareholders' Agent under the Escrow Agreement; and (f) to take all actions necessary or appropriate in the judgment of the Shareholders' Agent for the accomplishment of the foregoing. Such agency may be changed by the holders of a majority in interest of the Escrow Fund from time to time upon not less than ten (10) days' prior written notice to Pulse. No bond shall be required of the Shareholders' Agent, and the Shareholders' Agent shall receive no compensation for his services. Notices or communications to or from the Shareholders' Agent shall constitute notice to or from each of the Shareholders. Any resolution or settlement of any claims by the Shareholders' Agent shall be binding on each Principal, Shareholder and holder of Common Stock Options and Warrants who is a party to the claim (i.e., settlement of an indemnification claim) or is otherwise affected thereby (i.e., reaching agreement with Pulse regarding any adjustment).

          (b) The Shareholders' Agent shall not be liable for any act done or omitted hereunder as Shareholders' Agent while acting in good faith, and any act done or omitted pursuant to the advice of counsel shall be conclusive evidence of such good faith. The Shareholders shall jointly and severally indemnify the Shareholders' Agent and hold him harmless against any loss, liability or expense incurred without gross negligence or bad faith on the part of the Shareholders' Agent and arising out of or in connection with the acceptance or administration of his duties hereunder.

          (c) The Shareholders' Agent shall have reasonable access to information about the Company or the Surviving Corporation and the reasonable assistance of the Surviving Corporation's officers and employees which is reasonably necessary for purposes of performing its duties and exercising its rights hereunder, provided that the Shareholders' Agent shall treat confidentially and not disclose any nonpublic information from or about Company or the Surviving Corporation to anyone other than Shareholder's Agent's attorneys and professional advisors and other persons on a need to know basis who agree in advance thereof in writing to treat such information confidentially; provided that Pulse is made a third party beneficiary of any such confidentiality agreement.

     6.11 Interim Covenants of the Principals.  Each of the Principals covenants
          -----------------------------------
and agrees that, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, except with the prior written consent of Pulse or Acquisition Corp., none of the Principals shall sell, dispose, pledge, assign or otherwise transfer his Shares, Warrants or Company Stock Options, nor authorize nor enter into an agreement to do any of the foregoing (except that the Principals may exercise any Warrants or Company Stock Options).

                                  ARTICLE VII
                                   CONDITIONS

     7.1 Conditions to Obligations of Each Party. The respective  obligations of
         ---------------------------------------
each party to this Agreement to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction, at or prior to the Effective Time, of each of the following conditions, any of which may be waived, in writing, by agreement of all the parties hereto:

          (a) Shareholder Approval. This Agreement and the Merger shall have been duly approved and adopted by the requisite vote of the Shareholders in accordance with the requirements of the CCC, the Company's Articles of Incorporation and Bylaws and any shareholders' or other agreements requiring or affecting the voting of Shares for the Merger or otherwise.

          (b) Governmental and Regulatory Consents. The waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated. Except for the filings provided for in Section 1.3, the Company Regulatory Filings, Acquisition Regulatory Filings and all other filings required to be made prior to the Effective Time by the Acquisition Companies or the Company with, and all consents, approvals, orders, registrations and authorizations required to be obtained prior to the Effective Time by the Acquisition Companies or the Company from, governmental and regulatory authorities in connection with the execution and delivery of this Agreement by the Company or the Acquisition Companies and the consummation of the transactions contemplated hereby by the Company and the Acquisition Companies shall have been made or obtained (as the case may be) and no non-standard (i.e., permitted by applicable Regulations in all instances) conditions shall be attached to any such consents.

          (c) Actions. No court or governmental or regulatory authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) (collectively, an "Order") which is in effect and makes illegal or prohibits consummation of the transactions contemplated by this Agreement; provided that each party, as applicable, shall have used reasonable efforts to obtain the removal of any Order.

     7.2 Additional Conditions to Obligations of Pulse and Acquisition Corp. The
         ------------------------------------------------------------------
obligation of Pulse and Acquisition Corp. to consummate the Merger is subject to the fulfillment of each of the following conditions, any or all of which may be waived in whole or in part by Pulse and Acquisition Corp., as the case may be, to the extent permitted by applicable law:

          (a) Continuing Warranties: Certificate. The representations and warranties of the Principals and the Company contained in Sections 5.1 and
     5.2 shall be true and correct in all material respects on the date of this Agreement, and as of the Effective Time as though made on and as of the Effective Time, except for changes explicitly provided for by this Agreement and except for those representations and warranties that address matters only as of a particular date and which shall remain true and correct in all material respects as of that date, and the Company shall have performed in all material respects all of its covenants and obligations hereunder theretofore to be performed, and the Acquisition Companies shall have received at the Effective Time certificates to the foregoing effect, dated the Effective Time, and executed by the Principals and on behalf of the Company by an executive officer of the Company, in form and substance reasonably satisfactory to the Acquisition Companies.

          (b) Certain  Authorizations and Consents.  All Consents referred to in
     Schedule 5.2(d) shall have been obtained by the Company, and no condition shall be attached to any of such consents which, in the good faith judgment of the Acquisition Companies, would materially and adversely affect the business of the Company or the Surviving Corporation's performance of the contract or other document which was the subject of the Consent. Any landlord Consent which requires an increase in rents or an extension of the lease term shall be deemed to materially and adversely affect the lease which is the subject of such Consent.

          (c) No Material Adverse Change. From and including the date hereof, there shall not have occurred any event which has had a Material Adverse Effect, nor has there occurred a Material Adverse Change.

          (d) Opinion of Counsel to the Company. The Company and the Principals shall have delivered to the Acquisition Companies an Opinion of Latham & Watkins, counsel to the Company, dated the Effective Time, in a form reasonably acceptable to the Acquisition Companies and their counsel.

          (e)  Employment  Agreements.   All  employment  agreements  listed  on
     Schedule 6.7 and all severance  arrangements  other than those set forth on
     Schedule 5.2(x) shall have been terminated with no future liability to the Company, the Acquisition Companies or the Surviving Corporation following the Closing. Frederick J. Kiko shall have executed and delivered the employment, noncompetition and proprietary information agreements with the Company substantially in the form appended hereto as Exhibit B. Each of the Persons identified by the Acquisition Companies on Schedule 7.2(e) shall have executed and delivered noncompetition agreements with the Company substantially in the form of Exhibit C, effective at the Effective Time.

          (f) Resignations. Resignations executed and delivered by each officer and director of the Company and each of its Subsidiaries effective as of the Effective Time shall have been delivered to the Acquisition Companies. Thomas Murphy shall have resigned as an employee of the Company and shall have executed and delivered a release in favor of the Company in form and substance reasonably satisfactory to the Acquisition Companies.

          (g) Other Agreements. The Principals, Shareholders, the Shareholders' Agent and other relevant Persons and the Company shall have executed and delivered all documents reasonably necessary to cancel and terminate, effective as of the Effective Time, all agreements affecting the ownership, voting or transfer of Shares.

          (h) Dissenter's Right. Not more than five percent (5%) of the Shares outstanding on the date hereof shall be Dissenting Shares.

          (i) Financing. The Financing described as Section 5.3(h) shall be available to either of the Acquisition Companies, and the lender shall have given all necessary approvals for the use of the Funds and to complete the transactions contemplated hereby.

          (j) Documents. At the Closing, the Company, Principals and/or Shareholders, as applicable, shall deliver the following documents (in addition to any other documents required to be delivered by them hereunder):

               (i) The Company shall execute and deliver at the Closing, the Certificates of Merger;

               (ii) The Escrow  Agreement,  the form of which is attached hereto as Exhibit A, shall be executed and delivered by the Shareholders' Agent and the Escrow Agent;

               (iii)The   Principals    shall   have   delivered   their   stock
                    certificates (or lost share affidavits reasonably acceptable to the Acquisition Companies) for capital stock of the Company outstanding immediately prior to Closing, together with their duly executed letters of transmittal in form and substance reasonably satisfactory to the Acquisition Companies;

               (iv) The corporate  record books including the minute book, stock book and corporate seal of the Company and each of the Subsidiaries;

               (v) T. Anthony Meier and any other person holding the same shall each deliver to the designee of Pulse the certificates for the shares of capital stock, owned by him (or registered in his name) in each Subsidiary other than that listed or described in Schedule 6.1, duly endorsed for transfer and with all stock transfer stamps affixed and fees and taxes required to be paid to effect such a transfer. Each such transfer shall be without additional consideration; and

               (vi) Such other documents reasonably requested by the Acquisition
                    Companies, to consummate or effectuate the transactions provided for in this Agreement or contemplated hereby.

          (k) Opinion of Financial Adviser. Houlihan Lokey Howard & Zukin Capital shall, at least ten (10) days prior to the Closing, deliver to the Company's Board of Directors its written opinion, dated the date of this Agreement, to the effect that as of such date the Merger Consideration is fair to the holders of the Shares, Common Stock Options and Warrants from a financial point of view. The Company shall promptly upon receipt thereof, but in all events by the next business day, deliver a copy of such written opinion to the Acquisition Companies.

          (l) Cancellation of Common Stock Options and Warrants. All Common Stock Options and Warrants shall have been cancelled and the holders thereof shall have become entitled to receive only their respective shares of the Merger Consideration, as provided for in Section 4.1(d).

     7.3 Additional Conditions to Obligations of the Principals and the Company.
         ----------------------------------------------------------------------
The obligations of the Company to consummate the Merger and the obligations of the Principals hereunder, are subject to the fulfillment of each of the following conditions, any or all of which may be waived in whole or in part by the Company or the Principals to the extent permitted by applicable law:

          (a) Continuing Warranties; Certificate. The representations and warranties of the Acquisition Companies contained in Section 5.3 shall be true and correct in all but non-material respects on the date of this Agreement and on and as of the Effective Time as though made on and as of the Effective Time, except for the changes contemplated by this Agreement, and the Acquisition Companies shall have performed in all but non-material respects all of their respective covenants and obligations hereunder theretofore to be performed, and the Company shall have received at the Effective Time certificates to the foregoing effect, dated the Effective Time, and executed on behalf of the

     Acquisition Companies by an executive officer of each of the Acquisition Companies in form and substance reasonably satisfactory to the Company and the Principals.

          (b) Certain  Authorizations and Consents.  All Consents referred to in
     Schedule 5.3(b) shall have been obtained by the Acquisition Companies, except to the extent that the failure to obtain such consents would not act to materially impair Acquisition Corp.'s or Pulse's ability to perform its obligations under this Agreement.

          (c) Employment Agreements. Acquisition Corp. shall have executed and delivered to Fredrick J. Kiko, and Frederick J. Kiko shall have entered into, an employment agreement with the Company, effective at the Effective Time substantially in the form appended hereto as Exhibit B.

          (d) Release from Guaranty. Frederick J. Kiko shall have received a full and unconditional release of all liabilities and obligations from all other parties to the personal guaranty described on Schedule 5.2(k).

          (e) Documents. At the Closing, Pulse and/or Acquisition Corp., as applicable, shall deliver the following documents (in addition to any other documents required to be delivered by them hereunder):

               (i) Acquisition Corp. shall execute and deliver at the Closing, the Certificates of Merger;

               (ii) The Escrow  Agreement,  the form of which is attached hereto as Exhibit A, shall be executed and delivered by Pulse, the Surviving Corporation and the Escrow Agent; and

               (iii)Such other documents  reasonably requested by the Company or the Principals to consummate or effectuate the transactions provided for in this Agreement or contemplated hereby.

          (f) Opinion of Financial Advisor. Houlihan Lokey Howard & Zukin Capital shall, at least ten (10) days prior to the Closing, deliver to the Company's Board of Directors its written opinion, dated the date of this Agreement, to the effect that as of such date the Merger Consideration is fair to the holders of the Shares, Common Stock Options and Warrants from a financial point of view.

                                  ARTICLE VIII
                                   TERMINATION

     8.1 Termination by Mutual Consent. This Agreement may be terminated and the
         ----------------------------
Merger may be abandoned at any time prior to the Effective Time, before or after the approval by holders of the Company's shares of capital stock, by the mutual written consent of Acquisition Corp., Pulse and the Company by action of their respective Boards of Directors.

     8.2  Termination  By  Either  Pulse,  Acquisition  Corp.  or  the  Company.
          ---------------------------------------------------------------------
Notwithstanding anything in this Agreement to the contrary otherwise provided, this Agreement may be terminated and the Merger may be abandoned by either Pulse, Acquisition Corp. or the Company (and by written notice to the other parties) if the Merger shall not have been consummated by July 31, 2001, provided that the terminating party shall not have first breached its obligations hereunder in any manner that contributed materially to the failure to consummate the Merger.

     8.3 Termination by Pulse or Acquisition Corp.  Notwithstanding  anything in
         ----------------------------------------
this Agreement to the contrary otherwise provided, this Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, by either Pulse or Acquisition Corp. (with written notice to the Shareholders' Agent and the Company) if (a) the Company or any of the Principals shall have failed to comply in any material respect with any of their respective covenants or agreements contained in this Agreement to be complied with or performed by the Company or the Principals at the time of such termination, or shall have failed to comply with any condition of Closing, and such failure has not been cured within fifteen (15) days after notice to the Company and the Principals from Acquisition Corp. or Pulse, provided that such time shall not extend beyond July 31, 2001, (b) a material breach or misrepresentation of any representation or warranty by the Company or any of the Principals contained in this Agreement, (c) the Shareholder consents described in Section 7.1(a) have not been obtained by July 31, 2001, or (d) the results of the customer visits conducted by Pulse in accordance with Section 6.4 do not, in the reasonable business judgment of Pulse, indicate that the Company sales for the Year 2001 will equal or exceed $55 million. If, as a result of such customer visits; Pulse elects to terminate this Agreement, it will describe, with reasonable particularity, in a written notice to the Shareholders' Agent and the Company within five business days after the last customer visit, the adverse information provided to it which led to its conclusion.

     8.4  Termination  by the Company or the  Principals.  This Agreement may be
          --------------------------------------------
terminated and the Merger may be abandoned at any time prior to the Effective Time by the Company or by the Principals (with written notice to the Acquisition Companies) if (a) Acquisition Corp. or Pulse shall have failed to comply in any material respect with any of the covenants or agreements contained in this Agreement to be complied with or performed by Acquisition Corp. or Pulse, as applicable, at the time of such termination, or shall have failed to comply with any condition of Closing, and such failure has not been cured within fifteen
(15) days after notice to the Acquisition Companies from the Company, provided that such time shall not extend beyond July 31, 2001, (b) a material breach or misrepresentation of any representation or warranty by Acquisition Corp. or Pulse contained in this Agreement, or (c) the Shareholder consents described in
Section 7.1(a) have not been obtained by July 31, 2001, provided the Company has complied with Section 3.1 of this Agreement.

     8.5 Effect of Termination. In the event of termination of this Agreement as
         -----------------------
provided in Article VIII, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of the Acquisition Companies, the Principals or the Company or their respective officers, directors, securityholders or Affiliates, except to the extent that such termination arises from or as a result of any other party's intentionally taking any action which:
(a) would make any of its representations or warranties contained in this Agreement materially untrue or materially incorrect or prevent it from performing or cause it not to perform its covenants hereunder in any material respect; (b) will result in any of the conditions to the Merger set forth in
Article VII not being satisfied or in a violation of any provision of this Agreement; or

(c) would materially adversely delay or materially adversely impair the ability of Pulse and Acquisition Corp., on the one hand, or the Company, the Principals or the Subsidiaries, on the other hand, to consummate the Merger and the other transactions contemplated by this Agreement. The provisions of Article XII, Sections 9.5, 11.8 and this Section 8.5 shall remain in full force and effect and survive any termination of this Agreement.

                                   ARTICLE IX
                            MISCELLANEOUS AND GENERAL

     9.1 Payment of Expenses. Irrespective of whether or not the Merger shall be
         -------------------
consummated, each party hereto shall pay its own legal, accounting, investment banking, consulting, valuation and other advisory fees and out of pocket expenses incident to preparing for, entering into and carrying out this Agreement.

     9.2 Modification or Amendment. Subject to the applicable provisions of both
         -------------------------
the DGCL and the CCC, at any time prior to the Effective Time, the parties hereto may (a) extend the time for the performance of any of the obligations or other acts of the other parties thereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, and (c) waive compliance with any of the agreements contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party. Prior to the Effective Time, this Agreement may be amended only with the written consent of all of the parties hereto.

     9.3 Waiver of  Conditions.  The  conditions  to each party's  obligation to
         ---------------------
consummate the Merger are for the sole benefit of such party and may be waived by such party in whole or in part to the extent permitted by applicable law. If, with actual knowledge of the failure of any condition, or the breach of any representation, warranty or covenant of any of the Company, the Principals, Pulse or Acquisition Corp, the party or parties for whose benefit such condition, representation, warranty or covenant exists or was made elects to proceed with the Closing, such condition, representation, warranty, or covenant that is unsatisfied or breached at the Closing Date shall be deemed to be waived and, if required by the other parties, the electing party shall so acknowledge by a writing delivered at the Closing.

     9.4 Counterparts. For the convenience of the parties hereto, this Agreement
         ------------
may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute one and the same agreement.

     9.5 Governing Law. This  Agreement  shall be governed by, and construed and
         -------------
enforced in accordance with, the laws of the State of California, without giving effect to its conflicts of law principles.

     9.6 Director and Officer Indemnification. Pulse and Acquisition Corp. agree
         ------------------------------------
not to cause or allow the Surviving Corporation to modify, and to cause the Surviving Corporation to honor, any and all rights to indemnification or exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time now existing in favor of the officers and directors of Company ("Indemnified Executives") as provided in its Articles of Incorporation or Bylaws, as currently in effect. For a period of five (5) years after the Effective Time, the Surviving Corporation shall maintain in effect a directors' and officers' liability insurance policy covering those persons who are covered by the Company's directors' and officers' liability insurance policy with coverage in the amount and scope at least as favorable as the Company's existing coverage with respect to all periods prior to the Effective Time. The costs for such insurance policy shall be paid by the Company immediately prior to the Effective Time. The provisions of this Section 9.6 are intended to be in addition to the rights otherwise available to the officers and directors of the Company by law, charter, statute, bylaw or agreement, and shall operate for the benefit of, and shall be enforceable by, each Person who is or was a director or officer of the Company, their heirs and their representatives.

     9.7 Notices. All notices,  requests, demands and other communications which
         -------
are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given when received, if personally delivered; when transmitted, if transmitted by telecopy, electronic or digital transmission method; the day after it is sent, if sent for next day delivery to a domestic address by a recognized overnight delivery service (e.g., Federal Express); and upon receipt, if sent by certified or registered mail, return receipt requested. In each case notice shall be sent to:

     if to Acquisition Corp.:

                  Pulse Acquisition Corporation
                  c/o Technitrol, Inc.
                  1210 Northbrook Drive - Suite 385
                  Trevose, PA  19053-8406
                  Attention:  James M. Papada
                  By Fax:  (215) 355-0119

                  with a copy to:
                  Ann Marie Janus, Esquire
                  Technitrol, Inc.
                  1210 Northbrook Drive - Suite 385
                  Trevose, PA  19053-8406
                  By Fax:  (215) 355-7397

     if to Pulse:

                  Pulse Engineering, Inc.
                  c/o Technitrol, Inc.
                  1210 Northbrook Drive - Suite 385
                  Trevose, PA  19053-8406
                  Attention:  Chief Financial Officer
                  By Fax:  (215) 355-0119

                  with a copy to Ann Marie Janus at the address provided above.

     if to Company:

                  Excelsus Technologies, Inc.
                  2875 Loker Avenue East
                  Carlsbad, CA 92008-6626
                  Attention:  Frederick J. Kiko
                  By Fax: (760) 434-9702

     with copies to:

                  Latham & Watkins
                  701 "B" Street, Suite 2100,
                  San Diego, California 92101-8197
                  Attention:  Howard L. Armstrong
                  By Fax:  (619) 696-7419

                           and

                  Sullivan Wertz McDade & Wallace
                  945 Fourth Avenue
                  San Diego, California 92101
                  Attention:  Richard T. Forsyth
                  By Fax:  (619) 696-9476

     if to a Principal, then it shall be sent to the Shareholders' Agent at the address set forth above for the Company;

or to such other persons or addresses as may be designated in writing by the party to receive such notice.

     9.8 Entire  Agreement.  This  Agreement  (including  all  schedules and any
         -----------------
exhibits  or  annexes  hereto),  (a)  constitutes  the  entire  agreement,   and
supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof, including, in particular but without limitation, the Confidentiality Agreement and the Letter of Intent between Technitrol and the Company dated March 14, 2001, and (b) shall not be assignable by operation of law or otherwise; provided, however, that (i) Pulse and/or Acquisition Corp. may assign their respective rights and duties under this Agreement to one or more third parties (and any such third party transferees may further so assign) provided that any such assignee or reassignee is an Affiliate of Pulse and is bound by all of the terms and conditions of this Agreement. No assignment or reassignment shall release Pulse or Acquisition Corp. from any of their respective liabilities or obligations under this Agreement.

     9.9 No Third  Party  Beneficiaries.  Nothing in this  Agreement  express or
         ------------------------------
implied, is intended to confer upon any person (including, in particular, but without limitation, the employees of the Company) other than the parties hereto any rights or remedies under or by reason of this Agreement, except as set forth in Sections 4.1, 4.2, 4.3, 4.4, 9.6 and Article XI.

     9.10 Captions.  The Article,  Section and paragraph captions herein are for
          --------
convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof.

     9.11  Representation By Counsel;  Interpretation.  The parties  acknowledge
           ------------------------------------------
that each party to this Agreement has been represented by counsel in connection with this Agreement and the transactions contemplated by this Agreement. Accordingly, any rule of law, including but not limited to, Section 1654 of the California Civil Code, or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the party that drafted it, has no application and is expressly waived.

     9.12  Severability.  If any provision of this Agreement is determined to be
           ------------
invalid, illegal or unenforceable, the remaining provisions of this Agreement, to the extent permitted by law, shall remain in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto provided that the essential terms and conditions of this Agreement for all parties remain valid, binding and enforceable.. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

                                    ARTICLE X
                                   DEFINITIONS

     As used herein, the terms below shall have the following meanings. Any of such terms, unless the context otherwise requires, may be used in the singular or plural, depending upon the reference.

     "Action" shall mean any action, claim, suit, litigation, proceeding, arbitration, or governmental or agency audit, inquiry, or investigation, including, without limitation, claims for indemnification.

     "Affiliate" shall have the meaning set forth in the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

     "Assets" shall mean all of the right, title and interest in and to the properties, assets and rights of any kind, wheresoever located and whether or not reflected in the Books and Records, whether tangible or intangible, real or personal, used in connection with, or related to, the Business owned by the Company and each of its Subsidiaries or, in which the Company and each of its Subsidiaries has any interest.

     "Books and Records" shall mean (a) all records and lists of the Company and each of its Subsidiaries pertaining to the Assets, (b) all records and lists pertaining to the Business, customers, suppliers or personnel of the Company and each of its Subsidiaries, (c) all product, business and marketing plans of the Company and each of its Subsidiaries pertaining to the Business and (d) all books, ledgers, files, reports, plans, drawings and operating records of the Company and each of its Subsidiaries pertaining to the Business and computer files.

     "Business" shall mean the Company's and each of its Subsidiary's business of developing, selling, marketing and distributing filters, splitters and other signal transmission related components, systems and test equipment for Digital Subscriber Line, Home Networking, and Residential Gateway applications.

     "Business Day" shall mean any day other than a Saturday, Sunday or a day on which federally chartered financial institutions are not open for business in the City of San Diego, California.

     "CCC" shall mean the California General Corporation Law, as amended from time to time.

     "Code" shall mean the U.S. Internal Revenue Code of 1986, as amended, and the rules and regulations thereunder.

     "Confidentiality   Agreement"  shall  mean  that  certain   Confidentiality
Agreement dated July 18, 2000, by and among the Company and Technitrol.

     "Consent" shall mean any consent, waiver, approval, order or authorization of, or registration, declaration or filing with, or notice to, any governmental authority or other Person.

     "Contract" shall mean any agreement, contract, note, loan, evidence of indebtedness, purchase order, letter of credit, indenture, security or pledge agreement, franchise agreement, covenant not to compete, employment agreement, lease, license, instrument, obligation or commitment to which the Company and each of its Subsidiaries is a party or by which the Company and each of its Subsidiaries is bound and which relates to the Business or the Assets, whether oral or written.

     "Court Order" shall mean any judgment, decision, consent decree, injunction, ruling or order of any federal, state, local or foreign court or governmental agency, department or authority that is binding on any Person or its property under applicable law.

     "Default" shall mean a breach of or default under any Contract or Lease.

     "DGCL" shall mean the Delaware General Corporation Law, as amended from time to time.

     "Employee  Plans"  shall  mean all  employee  benefit  plans as  defined in
Section 3(3) of the Employee Retirement Income Security Act of 1974 ("ERISA") and all severance, bonus, employment, stock option, restricted stock, stock purchase, change-in-control, collectively bargained plans, incentive, retirement, pension, profit sharing and deferred compensation plans and other similar fringe or employee benefit plans, programs or arrangements, and all employment or compensation agreements, written or otherwise, for the benefit of or relating to any employee or former employee of, and related to employment by, the Company and each of its Subsidiaries whether or not subject to ERISA.

     "Encumbrance" shall mean any claim, lien, pledge, option, charge, easement, security interest, deed of trust, mortgage, right-of-way, encroachment, building or use restriction, conditional sales agreement, encumbrance or other right of third parties, whether voluntarily incurred or arising by operation of law, and includes, without limitation, any agreement to give any of the foregoing in the future, and any contingent sale or other title retention agreement or lease in the nature thereof.

     "Environmental Damages" shall mean any and all losses which are incurred at any time as a result of the existence, in violation of and/or by operation of applicable Environmental Requirements, at or prior to the Effective Time, of Hazardous Materials upon, about or beneath the Real Property or migrating to or from the Real Property, or the existence of a violation of Environmental
Requirements pertaining to the Real Property, regardless of whether the existence of such Hazardous Materials or the violation of Environmental
Requirements arose prior to the present ownership or operation of the Real Property. Notwithstanding the foregoing, Environmental Damages shall not include consequential damages or damages comprised of lost income or profits.

     "Environmental Requirements" shall mean all applicable Regulations of any governmental authority in effect on the date of this Agreement relating to the protection of human health or the environment, including, but not limited to, the provisions cited within the definition of "Hazardous Materials", and (a) all Regulations pertaining to reporting, licensing, permitting, investigation, and remediation of emissions, discharges, releases or threatened releases of Hazardous Materials and/or such other pollutants or contaminants subject to regulation or control, and (b) all Regulations pertaining to the protection of the health and safety of employees or the public.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

     "Fixtures and Equipment" shall mean all of the furniture, fixtures, tools, dies, furnishings, machinery, automobiles, trucks, equipment, and other tangible personal property owned by the Company and each of its Subsidiaries and used in connection with the Business, wherever located, and including any such Fixtures and Equipment in the possession of any of the Company's suppliers, including all warranty rights with respect thereto, all as are described on Schedule 5.2(m).

     "Funded Debt" means (a) the aggregate indebtedness for borrowed money (including the principal and accrued interest and prepayment and other penalties and including the current portion thereof) of the Company and the Subsidiaries to a bank, financing institution, individual, leasing company, or any other Person which, under GAAP, is required to be shown as indebtedness on a balance sheet or any other transaction having the commercial effect of borrowing money or any guarantees by the Company and the Subsidiaries of any of the foregoing which are due and owing as of the Closing, (b) all indebtedness for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices), (c) any other indebtedness which is evidenced by a note, bond, debenture or similar instrument, (d) all capital lease obligations to pay rent and other amounts under any lease of (or other arrangement conveying the right the use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet under GAAP, (e) all obligations in respect of outstanding letters of credit, acceptances and similar obligations, and (f) all liabilities secured by any Encumbrance on any property owned by the Company or any Subsidiary even though the Company or any Subsidiary, as applicable, has not assumed or otherwise become liable for the payment thereof.

     "GAAP" means U.S. generally accepted accounting principles, consistently applied from period to period.

     "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder.

     "Hazardous Materials" shall mean any substances in concentrations or conditions that are classified as of the date of this Agreement as (a) a "hazardous" substance or waste, toxic substance and/or hazardous material pursuant to applicable Regulations, including, without limitation, to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 USC 9601, et seq., the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and the Hazardous and Solid Waste Amendments of 1984, 42 USC 6901 et seq., the Federal Water Pollution Control Act, as amended by the Clean Water Act of 1977, 33 USC 1251 et seq., the Clean Air Act of 1966, as amended, 42 USC 7401 et seq., the Toxic Substances Control Act of 1976, 15 USC 2601 et seq., or the Hazardous Materials Transportation Act, 49 USC 5101 et seq., and (b) asbestos-containing construction material; (c) polychlorinated biphenyls in regulated concentrations; and (d) petroleum, including crude oil or any fracture thereof, natural gas, natural gas liquids, liquefied natural gas or synthetic gas usable for fuel.

     "Intellectual Property" shall mean all intellectual property owned by the Company or any Subsidiary, or currently used in the operation of the Business, whether registered or unregistered, including the intellectual property set forth below:

          (a) all trade secrets and confidential business information (including customer and supplier lists, ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, schematics and models, prototypes, drawings, specifications, pricing and cost information, and business and marketing plans and proposals);

          (b) all trademarks, service marks, trade dress, logos, trade names, collective and certification marks, and corporate names, together with all translations, adoptions, derivations, and combinations thereof and goodwill associated with the foregoing and including any registrations and renewals in connection therewith;

          (c) all inventions (whether domestic or international, patentable or unpatentable and whether or not reduced to practice), including all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, divisions, revisions, extensions, and reexaminations thereof, all statutory invention registrations and completed invention disclosure forms.

          (d) all copyrightable works, all copyrights, all maskworks and works made for hire and all applications, registrations, and renewals in connection therewith;

          (e) all computer software (including all source and object code, data, and any related documentation associated therewith);

          (f) all rights to all domain names and web sites and goodwill associated therewith;

          (g) all other proprietary rights, methods, processes and products; and

          (h) all copies and tangible embodiments thereof (in whatever form or medium).

     "Inventory" shall mean all supplies, raw materials, work-in-process, and/or finished goods and other inventory used in the conduct of the Business and owned by the Company and its Subsidiaries, wherever located.

     "Knowledge" means actual knowledge of such fact or other matter and, as used in this Agreement, the phrases "to the knowledge of the Company," "to the Company's knowledge" or any phrases of similar import shall mean, collectively, the actual knowledge of Frederick J. Kiko, John Roth, Frank Laughton, Patrice Laughton, Larry Gibson, John Volanski or T. Anthony Meier after having reviewed this Merger Agreement and the Schedules hereto with the Company's counsel and, in connection with such review, having performed such further investigation, review or analysis as they, in good faith, have deemed necessary or appropriate under the circumstances. As used in this Agreement, the phrases "to the knowledge of the Acquisition Companies," "to the Acquisition Companies
"knowledge,"  "to the  knowledge  of Pulse or  Acquisition  Corp."  "to Pulse or
Acquisition Corp.'s knowledge" or any phrase of similar import shall mean, collectively, the actual knowledge of James Papada, III, John Kowalski and Ann Marie Janus after having reviewed this Merger Agreement and the Schedules hereto with the Acquisition Companies' counsel and, based thereon, having performed such further investigation, review or analysis as they, in good faith, have deemed necessary or appropriate under the circumstances.

     "Liabilities" shall mean any direct or indirect liability, indebtedness, obligation, commitment, expense, claim, deficiency or guaranty of or by any person of any type, whether accrued, absolute, contingent, matured, unmatured or other.

     "Material Adverse Effect" or "Material Adverse Change" shall mean, individually or in the aggregate, any material adverse effect upon or material adverse change in the Business, Assets, financial condition or results of operations of the Company and its Subsidiaries taken as a whole.

     "Merger Consideration" shall have the meaning set forth in Section 4.1(a).

     "Merger  Consideration  per  Share"  shall  have the  meaning  set forth in
Schedule 4.1 (d).

     "Net Worth" shall mean the amount of the total assets minus the amount of the total liabilities as reflected on the consolidated balance sheet of the Company as of the date in question, all determined in accordance with GAAP.

     "Ordinary Course of Business" or "Ordinary Course" or any similar phrase shall mean the ordinary course of the Business and consistent with the past custom and practice of the Company and each of its Subsidiaries.

     "Permits" shall mean all licenses, permits, franchises, approvals, authorizations, consents or orders of, or filings with, any governmental authority, whether foreign, federal, state or local, or any other Person, necessary for the past or present conduct of, or relating to the operation of, the Business.

     "Person" shall mean any individual, firm, corporation, limited liability company, partnership, trust, estate, association or other entity.

     "Preferred Stock" shall have the meaning set forth in Section 3.1.

     "Preferred  Stock  Conversion"  shall have the meaning set forth in Section
3.1.

     "Professional Fees" shall have the meaning set forth in Section 5.2(h).

     "Purchase Price" shall mean the gross amount set forth in Section 4.1(a) prior to the adjustments provided for in Section 4.1 to determine the Merger Consideration.

     "Real Property" shall mean that real property owned, leased or occupied by the Company or its Subsidiaries as described on Schedule 5.2(n) hereto.

     "Regulations" shall mean any laws, statutes, codes, ordinances, regulations, rules, requirements, court decisions and orders of any federal, state, local or foreign government (including the Hong Kong Special
Administrative Region and the Peoples' Republic of China) and any other governmental department or agency.

     "Representative" shall mean any officer, director, trustee, principal, attorney, agent, employee or other representative.

     "Shareholders" shall mean the holders of shares of the capital stock of the Company.

     "Shareholders' Agent" shall have the meaning set forth in Section 6.11.

     "Tax" or "Taxes" means any federal, state, local, foreign (including, without limitation, Hong Kong) or other local tax or other government charge in the nature of a tax, including, without limitation, income, corporation, gross receipts, profits, gains, capital stock, capital duty, franchise, withholding, social security, unemployment, disability, premium, occupation, payroll, property (including real and personal), transfer, commercial rent, wealth, welfare, stamp, excise, sales, use, value added, customs, duties, alternative minimum, estimated or similar tax (including any fee, assessment, or other charge in the nature of or in lieu of any tax), and any interest and penalties, additions to tax or additional amounts in respect of the foregoing, and including any transferee or secondary liability in respect of any tax (whether imposed by law, contractual agreement or otherwise) and any liability in respect of any tax as a result of being a member of any affiliated, consolidated, combined, unitary or similar group.

     "Tax Returns" shall mean all returns, reports, declarations, and information returns and statements relating to Taxes, including any amendments or supplements thereto, and the term "Tax Return" means any one of the foregoing.

                                   ARTICLE XI
                                 INDEMNIFICATION

     11.1  Indemnification  by  the  Shareholders.  Each  of  the  Shareholders,
           --------------------------------------
severally and not jointly, agrees to indemnify, defend and hold each of the Acquisition Companies and their respective Representatives, shareholders and Affiliates (collectively, the "Acquisition Indemnified Parties") harmless from and against any and all claims, liabilities, losses and expenses, including reasonable attorney's fees (collectively, "Losses and Expenses"), actually incurred by any of the Acquisition Indemnified Parties in connection with or arising from:

          (a) any breach by the Company of any of the Company's covenants or agreements in this Agreement or in any certificate delivered by the Company pursuant hereto or in any other document to which the Company is a party that is furnished in connection with this Agreement;

          (b) any breach of any warranty or the inaccuracy of any representation of the Company contained in this Agreement or any certificate delivered by the Company pursuant hereto; or

          (c) except with respect to any claim or Action disclosed in the Financial Statements or disclosed on any Schedule hereto, any claim or Action with respect to the Company arising from facts occurring prior to the Effective Time, including, without limitation, the design, manufacture, sale and distribution of product;

provided, however, that the Shareholders shall be required to indemnify and hold the Acquisition Indemnified Parties harmless under Sections 11.1(a)-(c) with respect to any Losses and Expenses incurred by them only to the extent that the aggregate amount of such Losses and Expenses for which they are entitled to indemnification exceeds $250,000 (the "Basket"), and then the Shareholders shall only be liable for all Losses and Expenses in excess of the Basket. Notwithstanding the foregoing, the maximum liability of the Shareholders shall not exceed, in the aggregate, $15 million plus interest actually earned on the Escrow Fund while held by the Escrow Agent (the "Cap"). The Escrow Fund shall be the sole and exclusive remedy for the indemnity obligations of the Shareholders. Any of the Acquisition Indemnified Parties may seek indemnification hereunder against the Escrow Fund by delivering notice of such claim to the Escrow Agent pursuant to the Escrow Agreement. Any indemnity payment under this Agreement shall be treated as a purchase price adjustment for federal, state and local Tax purposes.

     11.2 Indemnification by the Principals.  Each of the Principals,  severally
          ---------------------------------
and not jointly, agrees to indemnify, defend and hold each of the Acquisition Indemnified Parties harmless from and against any and all Losses and Expenses actually incurred by any of the Acquisition Indemnified Parties in connection with or arising from:

          (a) any breach by the Principals of any covenant or agreement in this Agreement or in any certificate delivered by the Principals pursuant hereto; or

          (b) any breach of any warranty or the inaccuracy of any representation of the Principals contained in this Agreement or any certificate delivered by the Principals pursuant hereto;

provided, however, that the maximum liability of each Principal shall not exceed the portion of the Merger Consideration actually received by such Principal. Any of the Acquisition Indemnified Parties may seek indemnification hereunder against the Principals by delivering notice of such claim to such Principal and the Escrow Agent pursuant to the Escrow Agreement. Any indemnity payment under this Section shall be treated as a purchase price adjustment for federal, state and local Tax purposes.

     11.3 Indemnification by Acquisition Companies.  Acquisition Corp. and Pulse
          ----------------------------------------
agree to indemnify, defend and hold the Company and the Shareholders and their respective Representatives, shareholders and Affiliates (collectively, the "Company Indemnified Parties") harmless from and against any and all Losses and Expenses actually incurred by them in connection with or arising from:

          (a) any breach by either Acquisition Company of any of their respective covenants or agreements in this Agreement or in any certificate delivered by either Acquisition Company pursuant hereto or in any other document to which either of them is a party that is furnished in connection with this Agreement;

          (b) any failure by either Acquisition Company to perform any of its respective obligations in this Agreement or in any other document to which it is a party; or

          (c) any breach of any warranty or the inaccuracy of any representation of Pulse or Acquisition Corp. contained or referred to in this Agreement or in any certificate delivered by or on behalf of them pursuant hereto;

All indemnification claims asserted by any of the Company Indemnified Parties shall be brought on such Persons' behalf by the Shareholders' Agent as provided for in Section 6.10 of this Agreement.

     11.4 Basket Not Applicable; Insurance and Taxes.
          ------------------------------------------

          (a) Notwithstanding anything to the contrary contained in this Agreement, in no event shall the Basket be applicable to Losses and Expenses (i) arising as a result of a breach of the representations and warranties set forth in Sections 5.1, 5.2(a), 5.2(b), 5.2(c), 5.2(d), 5.2(h), 5.2(j), 5.2(l) or 5.2(t)(vi) or (ii) which are due to actual fraud by the Company.

          (b) Notwithstanding the foregoing, in no event shall an Indemnified Party (as defined below in Section 11.5 below) be entitled to indemnification hereunder to the extent any Losses and Expenses are covered by insurance proceeds actually received by the Indemnified Party. The Indemnified Party shall make a good faith effort to obtain the benefit of any such coverage.

          (c) The amount of any indemnity payment otherwise required to be made pursuant to this Agreement shall be reduced by the amount of any directly corresponding foreign or domestic, federal, state or local income tax benefit actually recognized and utilized to offset or reduce the tax liability of the Indemnified Party from payment of the liability upon which the claim for indemnity is based, but only to the extent that such income tax benefit results in an actual reduction of income taxes due in the year of payment of the claim for indemnity (or in a refund of income taxes already paid) or such subsequent period prior to the full release of all funds in the Escrow Fund.

     11.5 Notice of Claims.  Either of  Acquisition  Corp. or Pulse,  on the one
          ----------------
hand, or the Shareholders' Agent on the other (the "Indemnified Party"), seeking indemnification hereunder shall give to the party obligated to provide indemnification to such Indemnified Party (the "Indemnitor") a notice (a "Claim Notice") describing in reasonable detail the facts giving rise to any claim for indemnification hereunder and shall include in such Claim Notice (if then known) the amount or the method of computation of the amount of such claim, and a reference to the provision of this Agreement or any other agreement, document or instrument executed hereunder or in connection herewith upon which such claim is based; provided, however, that a Claim Notice in respect of any claim, action at law or suit in equity by or against a third Person, as described below in
Section 11.6, as to which indemnification will be sought shall be given promptly after the claim, action or suit is commenced and served upon the Indemnified Party; provided, further, that failure to give such notice shall not relieve the Indemnitor of its obligations hereunder except to the extent it shall have been actually prejudiced by such failure.

     11.6 Third Person Claims.
          -------------------

          (a) Subject to Section 11.6(b), the Indemnified Party shall have the right to conduct and control, through counsel of its choosing, the defense, compromise or settlement of any Third Person claim, action or suit against such Indemnified Party as to which indemnification will be sought by any Indemnified Party from any Indemnitor hereunder, and in any such case the Indemnitor shall cooperate in connection therewith and shall furnish such records, information and testimony and attend such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably requested by the Indemnified Party in connection therewith; provided, however, that the Indemnitor may participate, through counsel chosen by it and at its own expense, in the defense of any such claim, action or suit as to which the Indemnified Party has so elected to conduct and control the defense thereof; and provided, further, that the Indemnified Party shall not, without the written consent of the Indemnitor (which written consent shall not be unreasonably withheld, conditioned or delayed), pay, compromise or settle any such claim, action or suit, except that no such consent shall be required if, following a written request from the Indemnified Party, the Indemnitor shall fail, within 10 days after the making of such request, to acknowledge and agree or contest in writing that such

     Indemnitor has an obligation to provide indemnification hereunder to such Indemnified Party. Notwithstanding the foregoing, the Indemnified Party shall have the right to pay, settle or compromise any such claim, action or suit without such consent, provided, however, that in such event the Indemnified Party shall waive any right to indemnity therefor hereunder unless such consent is unreasonably withheld. The Indemnitor shall reimburse the Indemnified Party for all Losses and Expenses (including, without limitation, reasonable attorney's fees) on a periodic basis upon presentation of evidence of such Losses and Expenses.

          (b) If any Third Person claim, action or suit against any Indemnified Party is solely for money damages and will have no continuing effect in any material respect on the Indemnified Party, the Business or the Assets, then the Indemnitor shall have the right to conduct and control, through counsel of its choosing, the defense, compromise or settlement of any such Third Person claim, action or suit against such Indemnified Party as to which indemnification will be sought by any Indemnified Party from any Indemnitor hereunder if the Indemnitor has acknowledged and agreed in writing that Indemnitor has an obligation to provide indemnification to the Indemnified Party in respect thereof, and in any such case the Indemnified Party shall cooperate in connection therewith and shall furnish such records, information and testimony and attend such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably requested by Indemnitor in connection therewith; provided, however, that the Indemnified Party may participate, through counsel chosen by it and at its own expense, in the defense of any such claim, action or suit, as to which Indemnitor has so elected to conduct and control the defense thereof. Notwithstanding the foregoing, the Indemnified Party shall have the right to pay, settle or compromise any such claim, action or suit, provided, further, that in such event the Indemnified Party shall waive any right to indemnity therefor hereunder unless the Indemnified Party shall have sought the consent of Indemnitor to such payment, settlement or compromise and such consent was unreasonably withheld, conditioned or delayed in which event no claim for indemnity therefor hereunder shall be waived.

     11.7  Payment  and  Right of  Offset.  Upon the  final  determination  of a
           ------------------------------
liability under Section 11.1, 11.2 or 11.3 hereof, whether reached by written agreement of the parties or pursuant to binding arbitration pursuant to Section
11.8 hereto, the appropriate party or parties shall pay to the other, within ten
(10) days after such determination, the amount so determined by agreement or by arbitration, as the case may be. In the event that any of the Acquisition Indemnified Parties is not paid in full pursuant to the foregoing provisions promptly after any Principal's obligation to indemnify has been determined in accordance herewith, such Acquisition Indemnified Party shall have the right, notwithstanding any other rights that it may have against any other Person, to set-off the unpaid amount of any such claim against any other amounts owed by it under this Agreement or any other agreement or instrument to the Person so determined to be liable to the Acquisition Indemnified Party. Upon the payment in full of any claim, either by set-off or otherwise, the Person making payment shall be subrogated to the rights of the Indemnified Party, if any, against any Third Person with respect to the subject matter of such claim.

     11.8 Binding Arbitration.
          -------------------

          (a) The Net Worth adjustment in Section 4.1(c) shall be resolved exclusively in accordance with Section 4.1(c)(ii) hereof. With respect to any other dispute arising out of, based upon, or in connection with this Agreement, the matter shall be referred to the San Diego offices of the American Arbitration Association ("AAA") for an informal, nonbinding mediation consisting of one or more conferences between the parties in which a retired judge will seek to guide the parties to a resolution of the claims. The fees and expenses of the mediator shall be paid one-half each by the Acquisition Companies, on the one hand, and the Company and the Shareholders' Agent (payable solely from amounts available in the Escrow
     Fund) on the other hand. The parties shall select a mutually acceptable neutral from among the AAA panel of mediators. In the event the parties cannot agree on a mediator, the Administrator of AAA will appoint a mediator. The mediation process shall continue until the earliest to occur of the following: (i) the claims are resolved, (ii) the mediator makes a finding that there is no possibility of resolution through mediation, or
     (iii) any party elects to terminate the mediation.

          (b) Any dispute, controversy or claim, not resolved by mediation, between or among the parties to this Agreement (the "Disputing Parties") arising out of, based upon or related to this Agreement, or the breach thereof, shall be settled by a single arbitrator by final and binding arbitration, conducted in the State of California in accordance with the Commercial Arbitration Rules of the American Arbitration Association (the "AAA"). Such arbitration shall be administered by the AAA. Arbitration shall be the exclusive remedy for determining any such dispute, regardless of its nature. Unless mutually agreed by the parties otherwise, any arbitration shall take place in San Diego County, California.

          (c) The arbitrator shall be selected by the Disputing Parties within fifteen (15) days after demand for arbitration is made by a Disputing Party. If the Disputing Parties are unable to agree on an arbitrator within such period, then each Disputing Party shall select one arbitrator, and each such arbitrator shall select a third arbitrator and the dispute shall be settled by the panel consisting of such three arbitrators (such panel, or the single arbitrator agreed to by both parties, as the case may be, being hereinafter referred to as the "Arbiter").

          (d) This agreement to resolve any disputes by final and binding arbitration shall extend to claims against any Representative, Subsidiary or Affiliate of each party, and when acting within such capacity, any officer, director, shareholder, employee or agent of each party, or of any of the above, and shall apply as well to claims arising out of state and federal statutes and local ordinances as well as to claims arising under the common law. In the event of a dispute subject to this paragraph the Disputing Parties shall be entitled to reasonable discovery subject to the discretion of the Arbiter. The remedial authority of the Arbiter shall be the same as, but no greater than, would be the remedial power of a court having jurisdiction over the parties and their dispute. In the event of a conflict between the Commercial Rules of the AAA and these procedures, the provisions of these procedures shall govern.

          (e) Except as may otherwise be agreed to in writing by the Disputing Parties or as ordered by the Arbiter upon substantial justification, the hearings of the dispute shall be held and concluded within ninety (90) days of submission of the dispute to arbitration. The Arbiter shall render its final award within thirty (30) days following closing of the record. The Arbiter shall state the factual and legal basis for the award. The decision of the Arbiter shall be final and binding, and no appeal shall be permitted therefrom. Final judgment may be entered upon such an award in state or federal court having the arbitration jurisdiction thereof, but entry of such judgment shall not be required to make such award effective.

          (f) Any filing or administration fees shall be borne initially by the Disputing Party requesting administration by the AAA. If more than one
     Disputing Party requests such administration, the fees shall be borne initially by the party incurring such fees as provided by the rules of the AAA. The initial fees and costs of the Arbiter shall be borne equally between the Disputing Parties. The prevailing party in such arbitration, as determined by the Arbiter, and in any enforcement or other court proceedings, shall be entitled, to the extent permitted by law, to reimbursement from the other party for all of the prevailing party's reasonable costs (including but not limited to the Arbiter's compensation), expenses, and reasonable attorneys' fees.

Nothing in this Section shall limit any right that any party may otherwise have to seek to obtain (i) preliminary injunctive relief in order to preserve the status quo pending the disposition of any such arbitration proceeding or (ii) temporary or permanent injunctive relief from any breach of any provision of this Agreement.

     11.9 Survival of Company's and Principals' Representations. Notwithstanding
          -----------------------------------------------------
any investigations or inquiries made by the Acquisition Companies, (a) the representations and warranties of the Principals and the Company shall survive the Closing and shall continue in full force and effect (i) with respect to any representation or warranty contained herein relating to tax or environmental issues, for 60 days after the applicable statute of limitations, (ii) for an unlimited period of time with respect to the representations and warranties in Sections 5.1(a), 5.1(b), 5.1(c), 5.1(d), 5.2(a), 5.2(b), 5.2(c), 5.2(d), 5.2(j)
and 5.2(l) and (iii) with respect to any other representation or warranty, for the period until March 31, 2003 and (b) the covenants and agreements of the Shareholders, Principals and those covenants and agreements of the Company required to be performed at or prior to the Closing shall survive the Closing for so long as they remain applicable.

     11.10 Survival of Acquisition Companies'  Representations.  Notwithstanding
           ---------------------------------------------------
any investigations or inquiries made by the Company, the Principals or the Shareholders, (a) the representations and warranties of the Acquisition Companies shall survive the Closing and shall continue in full force and effect
(i) for an unlimited period of time with respect to the representations and warranties in Sections 5.3(a), 5.3(b) and 5.3(f), and (ii) with respect to any other representation or warranty, until March 31, 2003 and (b) the covenants and agreements of Technitrol, the Acquisition Companies and the Surviving Corporation shall survive the Closing for so long as they remain applicable.

                                  ARTICLE XII
                                 CONFIDENTIALITY

     12.1 Confidential Information.
          ------------------------

          (a) No Disclosure. The parties acknowledge that the transactions described herein are of a confidential nature and shall not be disclosed except to key employees, consultants, advisors and Affiliates, or as required by law, until such time as the parties make a public announcement regarding the transaction as provided in Section 6.5.

          (b) Preservation of Confidentiality. In connection with its evaluation of the desirability of entering into a transaction with the Company, the review of offering materials negotiation of this Agreement, the preparation for the consummation of the transactions contemplated hereby, and the performance of obligations hereunder, (collectively, the "Purposes"), each of the Acquisition Companies acknowledges that it has had and will have access to confidential information relating to the Company or the Principals, including without limitation, financial information, technical, manufacturing or marketing information, methods, developments, business plans, scientific or statistical data, Intellectual Property, diagrams, drawings or other proprietary information relating thereto, which confidential information shall be deemed "Confidential Information" for purposes of this Agreement. Notwithstanding anything to the contrary herein contained, nevertheless, "Confidential Information" shall not include information which (i) at the time of disclosure to a party is generally available to the public or thereafter becomes available through a cause not constituting a breach of this Agreement or this Article XII, (ii) at the time of disclosure to a party is already in that party's possession, as can be documented by written records in existence at the time of such disclosure or otherwise substantiated, provided that such information is not subject to another confidentiality agreement with, or other legal obligation of secrecy or confidentiality to, the provider of such information, (iii) becomes available to a party on a nonconfidential basis from a person other than the provider of the information, so long as such source is not otherwise subject to a confidentiality agreement with, or other legal obligation of secrecy or confidentiality to, the provider of the information, or (iv) is independently developed by a party.

          (c) Disclosure of Confidential Information. Each of the Acquisition Companies shall treat all Confidential Information as confidential, preserve the confidentiality thereof and not disclose any Confidential Information, except to its Representatives and Affiliates who need to know such Confidential Information in connection with the transactions contemplated hereby.

          (d) Ownership. Until the Effective Time or the termination of this Agreement, all Confidential Information shall remain the property of the party who originally possessed such information. In the event of the termination of this Agreement for any reason whatsoever, each of the Acquisition Companies shall, and shall cause its Representatives to, return to the Company all Confidential Information and all copies thereof, and destroy all files, documents and other information that contain or embody any Confidential Information, in whatever form or media. The Acquisition Companies shall not use any Confidential Information in their respective business or operations or in any manner other than for the Purposes.

          (e) Legal Process. If Pulse or Acquisition Corp. or any of its Representatives or Affiliates is requested or required (by oral questions, interrogatories, requests for information or documents in legal proceedings, subpoena, civil investigative demand or other similar process) or is required by operation of law to disclose any Confidential Information, it shall provide the Company with prompt written notice of such request or requirement, which notice shall, if practicable, be at least 48 hours prior to making such disclosure, so that the Company may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Agreement. If, in the absence of a protective order or other remedy or the receipt of such a waiver, Pulse or Acquisition Corp. or any of its Representatives are nonetheless, in the opinion of counsel, legally compelled to disclose Confidential Information, then it may disclose that portion of the Confidential Information which such counsel advises is legally required to be disclosed, provided that such party uses its reasonable efforts to preserve the confidentiality of the Confidential Information, whereupon such disclosure shall not constitute a breach of this Agreement.

                                  ARTICLE XIII
                                 NO SOLICITATION

     13.1  No-Shop  Exclusivity.  From and  after  the date  hereof,  until  the
           --------------------
termination or expiration of this Agreement as provided for in Article VIII hereof (the "Exclusivity Period"), the Principals and the Company will not, and the Company will cause each of its Subsidiaries, Representatives and Affiliates not to, directly or indirectly, initiate, solicit, encourage, take any action to facilitate or consider any inquiries, proposals or offers by any Person (except the Acquisition Companies) relating to any Acquisition Proposal (as defined below), or participate in any discussions or negotiations with, or disclose or afford access to non-public information concerning the Company or its Subsidiaries, or otherwise assist, cooperate with or encourage, or enter into any agreement or understanding with any Person, in connection with any Acquisition Proposal. The term "Acquisition Proposal" means any proposal relating to a possible acquisition or change of control of the Company or any Subsidiary by (i) merger, consolidation or similar transaction; (ii) sale of all or a substantial proportion of the assets of the Company or any Subsidiary; and/or (iii) sale of more than 15% of the equity securities (or securities converted into equity securities) of the Company or any Subsidiary. In addition, during the Exclusivity Period, the Principals and the Company will not, and the Company will cause its Representatives and Affiliates not to, directly or indirectly, make or authorize any statement, recommendation or solicitation in support of an Acquisition Proposal made by any Person (other than the Acquisition Companies). The Company shall promptly notify the Acquisition Companies if any proposal or offer, or any inquiry or contact with respect thereto, is made as well as the terms and conditions of any such proposal or offer.

     Each of the parties has duly executed and delivered this Agreement on the date first hereinabove written.

                                      EXCELSUS TECHNOLOGIES, INC.,
                                      a California corporation

                                      By: /s/ Frederick J. Kiko
                                         ---------------------------------------
                                         Frederick J. Kiko
                                         President

                                      PULSE ENGINEERING, INC.,
                                      a Delaware corporation

                                      By: /s/ John L. Kowalski
                                         ---------------------------------------
                                         Name: John L. Kowalski
                                         Title: President

                                      PULSE ACQUISITION CORPORATION,
                                      a Delaware corporation

                                      By: /s/ John L. Kowalski
                                         ---------------------------------------
                                         Name: John L. Kowalski
                                         Title: President

                                      PRINCIPALS:

                                       /s/ Frederick J. Kiko
                                      ------------------------------------------
                                      Frederick J. Kiko, Individually

                                      /s/ Jessica H. Kiko
                                      ------------------------------------------
                                      Jessica H. Kiko, Individually

                                      PALOMAR, LLC

                                      By:  Mobius Trust Company, its Manager

                                      By: /s/ Norman W. Axten
                                         ---------------------------------------
                                         Norman W. Axten
                                         Managing Director

                                    SCHEDULES

NUMBER         SUBJECT MATTER
------         --------------

4.1(c)(v)      Inventory Valuation Policy

4.1(d) Merger Consideration; List of Shareholders, Option holders and Warrant holders

5.1(a)         Share Ownership of the Principals

5.1(c)         Compliance with Other Instruments and Regulations

5.2(a)         Articles and Bylaws

5.2(b)         Company Subsidiaries

5.2(c)         Company Capital Stock

5.2(d)         Company Consents and Breaches

5.2(e)         Company Governmental Approvals

5.2(g)         Material Changes

5.2(h)         Company Brokers and Finders

5.2(i)         Company Actions

5.2(k)         Company Material Contracts

5.2(1)         Company Agreements to Sell Shares or Assets

5.2(m)         Fixtures and Equipment

5.2(n)         Company Real Property

5.2(o)         Intellectual Property

5.2(p)         Environmental Matters

5.2(q)         Permits

5.2(r)         Compliance with Regulations

5.2(t)         Tax Matters

5.2(x)         Labor Relations

5.2(y)         Insurance

5.2(z)         Bank Accounts

5.2(aa)        Employee Benefits and Plans

5.3(b)         Acquisition Corp. Consents, Breaches, etc.

5.3(c)         Acquisition Corp. Governmental Approvals

5.3(d)         Acquisition Corp. Brokers and Finders

5.3(e)         Acquisition Corp. Actions

6.1            Interim Operations of Company

6.4            Procedures for Customer Visits

6.5            Form of Press Release

6.7            Company Employment Agreements

LETTER          SUBJECT
------          -------

A               Escrow Agreement

B               Employment and Noncompetition Agreements for which Frederick J.
                Kiko

C               Form of Non-Competition Agreement

                          Pulse Acquisition Corporation
                              c/o Technitrol, Inc.
                        1210 Northbrook Drive - Suite 385
                             Trevose, PA 19053-8406

                                  July 6, 2001



Excelsus Technologies, Inc.
2875 Loker Avenue East
Carlsbad, CA  92008-6626

Attention:  Frederick J. Kiko

     Re:  MERGER TRANSACTION
          ------------------

Dear Sir or Madam:

          This letter is being executed in connection with the Agreement and Plan of Merger dated as of May 23, 2001 (the "Merger Agreement"), by and among Excelsus Technologies, Inc. (the "Company"), the undersigned entities (the "Acquisition Companies") and the other persons and entity signatory thereto and hereto. All the capitalized terms used, but not defined, in this letter shall have the meanings set forth in the Merger Agreement. This letter constitutes an amendment to the Merger Agreement solely with respect to the matters set forth herein.

          1. The parties hereto confirm and agree that all payments made or to be made by the Company to Thomas F. Murphy under paragraph 4 of the Confidential Settlement and Release Agreement between Mr. Murphy and the Company (the "Settlement Agreement") shall, to the extent unpaid, be accrued as a liability on both the Company's Pre-Closing and Closing Balance Sheets. All payments to Mr. Murphy with respect to Common Stock Options held by Mr. Murphy shall be treated in accordance with other payments made by the Company with respect to Common Stock Options held by other individuals.

          2. On or before July 20, 2001, the Company will provide the following documents to the Acquisition Companies:

               (a) a certificate from the Company signed by the Company's Chief Financial Officer listing and representing (i) all payments made, or estimated to be made pre-Closing, by the Company directly or indirectly as compensation since the inception of the Company through the Effective Time with respect to the individuals listed on Attachment I hereto and made a part hereof (the "Affected Persons"); and (ii) all severance payments to be made to Thomas F. Murphy pursuant to Paragraph 4 of the Settlement Agreement; and such certificate shall be countersigned by Frederick J. Kiko in his individual capacity, certifying and representing only as to the accuracy of the payments made, and estimated to be made, to Frederick J. Kiko or for his benefit; and

               (b) a copy of a memorandum addressed to the Company from the Company's outside legal counsel describing the circumstances of the reassignment of Mr. Murphy from the position of Chairman and Chief Executive Officer of the Company to Manager of Special Projects and the financial arrangements which were entered into in connection with that reassignment and as a modification to his existing employment agreement, which memorandum shall contain reasonable

Excelsus Technologies, Inc.
Attention: Frederick J. Kiko
July 6, 2001
Page 2

supporting details, and the accuracy of the facts in such memorandum shall be certified to by the Company.

          3. At the Closing the Company will provide to the Acquisition Companies the following:

               (a) a copy of the final report issued by PricewaterhouseCoopers, LLP ("PWC") relating to the analysis prepared by PWC attached hereto as Exhibit A (the "Analysis"), which report shall set forth the procedures undertaken by PWC and the assumptions and other matters relied upon by them in connection with the Analysis. The information in the final report and the Analysis as to the amounts of compensation and severance payments made or to be made to the Affected Persons shall be consistent with (i) the certificate described in Paragraph 2(a) hereof; (ii) the amounts described in Paragraph 10 hereof and
(iii) the cash and other compensatory payments listed or described in the Proxy and Information Statement, dated July 10, 2001, being distributed by the Company to its shareholders in connection with the Merger (the "Proxy Statement"); except that all amounts and calculations in the Analysis that rely upon or are derived from the Merger Consideration or the Merger Consideration per Share shall be based upon the Merger Consideration, the estimated Merger Consideration per Share and the assumptions relating to the determination of each (including without limitation the conversion of the Preferred Stock into Common Stock), as set forth in the Proxy Statement; and

               (b) a Certificate of the Secretary of the Company (i) setting forth (A) the proposals submitted to the Shareholders of the Company in the Proxy Statement approving the Merger Agreement and the Company's Settlement Agreement and Mutual Release with Thomas F. Murphy and (B) the proposal submitted to the Shareholders of the Company in the Proxy Statement approving certain payments made or to be made by the Company to T. Anthony Meier; and (ii) specifying the percentage of the holders of the Company's Common Stock and Preferred Stock that voted in favor of each proposal.

          4. (a) Subject to their receiving on or before July 20, 2001 the items set forth under Paragraph 2 and at the Closing the items set forth under Paragraph 3 hereof, which are in form and substance reasonably satisfactory to the Acquisition Companies, and, only with respect to payments made, or to be made, to T. Anthony Meier, subject to the approval of the proposal described in paragraph 3(b)(i)(B) above by the holders of the outstanding voting stock of the Company in accordance with Section 280G of the Code, the Acquisition Companies agree that payments made, or to be made, contingent on, or in contemplation of, the Merger, to the individuals set forth in the Analysis, other than Thomas F. Murphy, shall not be treated as "excess parachute payments" pursuant to Section 280G of the Code for purposes of the Pre-Closing and Closing Balance Sheets. All such payments made, or to be made, will be treated by the Company on the Company's 2001 short period Federal Income Tax Return covering the period from January 1, 2001 to the Effective Time (the "2001 Tax Return") as fully deductible for income tax purposes. On account of such deductions, the Company will record an income tax refund receivable and/or a deferred tax asset on both the Pre-Closing and Closing Balance Sheets, in accordance with Section 4.1(c)(vi) of the Merger Agreement. Nothing in this Paragraph, however, shall limit or prohibit the Acquisition Companies' rights to seek indemnification under Article XI of the Merger Agreement or exercise their rights under Paragraph 5 of this letter agreement.

               (b) Subject to their receiving on or before July 20, 2001 the items set forth under Paragraph 2 and at the Closing the items set forth under Paragraph 3 hereof, which are in form and substance reasonably satisfactory to the Acquisition Companies, the Acquisition Companies agree that payments made, or to be made, to Thomas F. Murphy pursuant to the Settlement Agreement (collectively, the "Murphy Payments"), shall not be treated as "excess parachute payments" pursuant to Section 280G

Excelsus Technologies, Inc.
Attention: Frederick J. Kiko
July 6, 2001
Page 3

of the Code for purposes of the Pre-Closing and Closing Balance Sheets. All such payments made, or to be made, will be treated by the Company on the 2001 Tax Return as fully deductible for income tax purposes. On account of such deductions, the Company will record an income tax refund receivable and/or a deferred tax asset on both the Pre-Closing and Closing Balance Sheets, in accordance with Section 4.1(c)(vi) of the Merger Agreement. Nothing in this Paragraph, however, shall limit or prohibit the Acquisition Companies' rights to seek indemnification under Article XI of the Merger Agreement or exercise their rights under Paragraph 5 of this letter agreement.

          5. Subject to the Company's recording an income tax refund receivable and/or a deferred tax asset with respect to the Murphy Payments on both the Pre-Closing and Closing Balance Sheets, in accordance with Section 4.1(c)(vi) of the Merger Agreement and the agreement by the Acquisition Companies that the Murphy Payments shall not be treated as "excess parachute payments" pursuant to
Section 280G of the Code for purposes of the Pre-Closing and Closing Balance Sheets, the parties agree that a portion of the amount held in the Escrow Fund on March 31, 2003 (the "Extended Amount") shall continue to be held in the Escrow Fund pursuant to the Escrow Agreement through and including March 15, 2005 or such later date if the Acquisition Companies and the Shareholders' Agent mutually agree in writing in order to accommodate a request by the Internal Revenue Service for an extension of the statute of limitations with respect to the 2001 Tax Return. The portion of the Escrow Fund which shall constitute the Extended Amount shall be determined on or before July 20, 2001 by mutual agreement between the Company and the Acquisition Companies; provided, however, that the Extended Amount shall not exceed $950,000. The Company shall endeavor to obtain from PWC its computation of the Extended Amount and deliver the same to the Acquisition Companies not later than July 10, 2001. Thereafter, the parties shall proceed in good faith to agree upon the same. After March 31, 2003, the Extended Amount shall be available to the Acquisition Companies for any and all Losses and Expenses suffered or incurred by the Acquisition Companies or any of their Affiliates only with respect to, or relating to: (i) the Murphy Payments, including without limitation, any tax, amount, interest and/or penalties owing by the Company to the Internal Revenue Service with respect to, or relating to the Murphy Payments and any and all reasonable legal or other professional fees incurred by the Acquisition Companies, the Company and/or their Affiliates in connection therewith; and (ii) any Action against the Acquisition Companies or the Surviving Corporation with respect to the distribution of the proceeds of the CAIS Note done by the Surviving Corporation pursuant to the directions of the Shareholders' Agent. Notwithstanding anything to the contrary, any Losses and Expenses related to the Murphy Payments shall not be subject to the Basket requirement under Article XI of the Merger Agreement.

          6. (a) The Promissory Note dated January 1, 2001 executed by CAIS, Inc. ("CAIS") in favor of the Company in original face amount of $1,400,000 (the "CAIS Note") shall be retained by the Surviving Corporation following the Closing. The parties agree that the Company shall not attribute any value to the CAIS Note or any other asset collectible from CAIS on either the Pre-Closing or the Closing Balance Sheet. The Acquisition Companies agree to cause the Surviving Corporation to (i) deposit into the Escrow Fund, for the benefit of the holders of Shares, Common Stock Options and Warrants, any and all payments of any type or description (collectively, the "CAIS Payments") received by the Surviving Corporation with respect to the CAIS Note (other than an administrative fee of $50.00 per payment) within five (5) business days of receipt; and (ii) notify the Shareholders' Agent in writing of the foregoing with respect to each payment received. All CAIS Payments deposited into the Escrow Fund on or before March 31, 2003, together with interest thereon, shall be distributed on April 1, 2003, or as promptly thereafter as the Payment Agent can reasonably do so, to the holders of Shares, Common Stock Options and Warrants in accordance with their respective interests in the Escrow Fund at the time of distribution. All CAIS Payments deposited into the Escrow Fund on or after April 1, 2003 shall be distributed to the

Excelsus Technologies, Inc.
Attention: Frederick J. Kiko
July 6, 2001
Page 4

holders of Shares, Common Stock Options and Warrants in accordance with their respective interests in the Escrow Fund at the time of distribution at any time after December 31, 2003 at the sole direction of the Shareholders' Agent, and the expenses of the Escrow Agent with resect to such distribution shall be deducted from the amounts so distributed so as to be borne by the holders of Shares, Common Stock Options and Warrants in accordance with their respective interests in the Escrow Fund at the time of distribution. The parties acknowledge and agree that the deposit of the CAIS Payments in the Escrow Fund and the subsequent distribution thereof by the Escrow Agent is solely to facilitate the distribution of the CAIS Payments to the holders of Shares, Common Stock Options and Warrants. Notwithstanding anything to the contrary in the Merger Agreement or the Escrow Agreement, the CAIS Payments together with the interest thereon earned while such amounts are held in the Escrow Fund, shall not be available to the Acquisition Companies or any other Persons to satisfy any indemnification, reimbursement, adjustment or other obligations of the Shareholders or the Principals under the Merger Agreement or otherwise.

               (b) In the event that any payment under the CAIS Note is not received by the Surviving Corporation within five (5) business days of when due, appropriate accounting or collections personnel of the Surviving Corporation shall endeavor, but shall not be obligated to, contact CAIS by telephone and in writing and request that the delinquent payment be made immediately. In the event that such payment is not received within five (5) business days of such communication, the Surviving Corporation shall endeavor, but shall not be obligated to, promptly notify the Shareholders' Agent in writing with a description of such delinquent payment and the actions taken by the Surviving Corporation personnel. From and after such notification to the Shareholders' Agent, the Surviving Corporation shall have no duty or obligation to expend any efforts or monies to collect such delinquent payment, including, but not limited to, filing any claim in the event of a bankruptcy or insolvency of CAIS, or any endorser of the CAIS Note. Further, neither the Surviving Corporation nor any of its Affiliates shall incur or assume any liability for failure to collect all or any amounts due under the CAIS Note for any reason, including, without limitation, negligence or failure to act, other than as set forth in this paragraph 6.

               (c) The Surviving Corporation shall be entitled to follow the directions of the Shareholders' Agent with respect to the disposition of the proceeds of the CAIS Note and shall neither have nor incur any liability of any kind for complying with such directions.

          7. Section 7.3(d) of the Merger Agreement provides that one of the conditions to the obligations of the Company to consummate the Merger and the obligations of the Principals under the Merger Agreement is the receipt by
Frederick J. Kiko of a full and unconditional release (the "Release") of all liabilities and obligations from all other parties to the personal guaranty described on Schedule 5.2(k) to the Merger Agreement. The parties agree that in the event that the Release is not obtained prior to the Closing, (i) the Acquisition Companies shall, jointly and severally, and the Acquisition Companies shall cause the Surviving Corporation to, defend, indemnify and hold Frederick J. Kiko harmless from and against any and all claims, costs, expenses and liabilities, including reasonable attorney's fees, arising out of or related to any Action against Frederick J. Kiko under the Guaranty; provided that only the Surviving Corporation shall be liable for indemnification arising out of any event or condition occurring or existing prior to the Effective Time; and (ii) subject to the foregoing clause (i), Frederick J. Kiko and the Company agree to waive the satisfaction of the condition set forth in Section 7.3(d) of the Merger Agreement.

          8. The parties acknowledge and confirm that the obligations of the Principals set forth in Section 3.1 of the Merger Agreement to vote in favor of the Merger, the Merger Agreement and all

Excelsus Technologies, Inc.
Attention: Frederick J. Kiko
July 6, 2001
Page 5

transactions contemplated therein are subject to the prior affirmative vote of the holders of a majority of the Company's Series A Preferred Stock to convert all shares of Series A Preferred Stock into shares of Common Stock on a one for one basis.

          9. The parties agree that the obligation of the Company to call a special meeting of the Shareholders within thirty (30) days following the execution and delivery of the Merger Agreement by all parties, as set forth in
Section 3.1, is hereby extended to July 11, 2001. All references to July 31, 2001 in Sections 8.2, 8.3 and 8.4 of the Merger Agreement are hereby deleted and replaced with August 7, 2001.

          10. The parties hereby acknowledge and agree that T. Anthony Meier holds a nonqualified option dated September 1, 2000 to purchase 35,000 shares of the Company's Common Stock (the "September 1 Option"). Pursuant to a letter agreement (the "Waiver Agreement") entered into by and between the Company and Mr. Meier dated July 9, 2001, Mr. Meier has agreed to waive the right to any payment under his September 1 Option. In consideration for the waiver, the Company has agreed to propose to the Shareholders that a cash payment be made to Mr. Meier (the "Proposed Payment") equivalent to what Mr. Meier would have been entitled to in accordance with Section 4.1(d)(ii) of the Merger Agreement with respect to the September 1 Option had Mr. Meier not waived the right to payment under the September 1 Option and the September 1 Option remained unexercised as of the Effective Time. The Proposed Payment will only be made by the Company to Mr. Meier if such payment is approved by a vote of the Company's Shareholders in a manner that complies with Section 280G(b)(5) of the Code. The Proposed Payment, if approved by the Company's shareholders, shall be made to Mr. Meier net of pro-rata amounts to be deposited into the Escrow Fund and Mr. Meier shall be entitled to receive his pro-rata share of any amounts distributed to the holders of Shares, Common Stock Options and Warrants from the Escrow Fund.

          11. The parties hereby acknowledge and confirm that all payments to the holders of Shares, Common Stock Options and Warrants shall be reduced, pro-rata based on the gross Merger Consideration allocated to each such holder under the Merger Agreement, for amounts to be deposited into the Escrow Fund, including, without limitation, the payments to be made with respect to Common Stock Options, as set forth in Section 4.1(d)(ii) of the Merger Agreement, and Warrants, as set forth in Section 4.1(d)(iii) of the Merger Agreement. All holders of Shares, Common Stock Options and Warrants shall be entitled to receive their respective pro-rata share of any amounts distributed to the holders of Shares, Common Stock Options and Warrants from the Escrow Fund. The parties further acknowledge and confirm that the terms "Shareholder" and "Shareholders" when used in the Merger Agreement in the context of any covenant, obligation or benefit applicable to the Shareholders, including without limitation the covenants, obligations and benefits of the Shareholders set forth in Article IV, Section 6.9, Section 6.10 and Article XI, shall refer to and include all holders of Shares, Common Stock Options and Warrants.

Excelsus Technologies, Inc.
Attention: Frederick J. Kiko
July 6, 2001
Page 6

          12. Except as specifically amended hereby, the Merger Agreement and all agreements entered into contemporaneously with the Merger Agreement shall continue in full force and effect. In the event of any conflict between the terms this letter and the terms of the Merger Agreement or the terms of any other agreement entered into contemporaneously with the Merger Agreement, the terms of this letter shall prevail.

                                        Very truly yours,

                                        PULSE ENGINEERING, INC.


                                        By: /s/ Drew A. Moyer
                                           -------------------------------------
                                           Name: Drew A. Moyer
                                           Title: Secretary


                                        PULSE ACQUISITION CORPORATION


                                        By: /s/ Drew A. Moyer
                                           -------------------------------------
                                           Name: Drew A. Moyer
                                           Title: Secretary

Acknowledged and Agreed to:

EXCELSUS TECHNOLOGIES, INC.


By: /s/ Richard Geisel-Churchill                   Dated:  July 6, 2001
   -------------------------------
Name: Richard Geisel-Churchill
Title: Chairman

/s/ Frederick J. Kiko                              Dated:  July 6, 2001
----------------------------------
Frederick J. Kiko, Individually

/s/ Jessica H. Kiko                                Dated:  July 6, 2001
----------------------------------
Jessica H. Kiko, Individually

PALOMAR, LLC

By: Mobius Trust Company, its Manager


By: /s/ Norman W. Axten                            Dated:  July 6, 2001
   -------------------------------
   Norman W. Axten
   Managing Director



                       Signature Page to Letter Amendment
                                       to
                                Merger Agreement



      LIST OF EXHIBITS AND ATTACHMENTS TO THE JULY 6, 2001 LETTER AGREEMENT
      ---------------------------------------------------------------------



 Attachment I            List of Affected Persons

 Exhibit A               PWC Report